                                                                     EXHIBIT 4.6

                                                                 EXECUTION COPY

                             ALAMO FINANCING L.P.,
                                   as Issuer

                                      and

                             THE BANK OF NEW YORK,
                                   as Trustee

                         -----------------------------


                                 BASE INDENTURE
                         Dated as of February 26, 1999

                          ----------------------------





                         Rental Car Asset Backed Notes
                              (Issuable in Series)



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                               TABLE OF CONTENTS

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
ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE........................................1
   Section 1.1         Definitions......................................................................1
   Section 1.2         Cross-References.................................................................1
   Section 1.3         Accounting and Financial Determinations; No Duplication..........................1
   Section 1.4         Rules of Construction............................................................2

ARTICLE 2.            THE NOTES.........................................................................2
   Section 2.1         Designation and Terms of Notes...................................................2
   Section 2.2         Notes Issuable in Series.........................................................3
   Section 2.3         Series Supplement for Each Series................................................6
   Section 2.4         Execution and Authentication.....................................................9
   Section 2.5         Form of Notes...................................................................10
   Section 2.6         Registrar and Paying Agent......................................................11
   Section 2.7         Paying Agent to Hold Money in Trust.............................................12
   Section 2.8         Noteholder List.................................................................13
   Section 2.9         Transfer and Exchange...........................................................13
   Section 2.10        Legending of Notes..............................................................14
   Section 2.11        Replacement Notes...............................................................14
   Section 2.12        Treasury Notes..................................................................15
   Section 2.13        Temporary Notes.................................................................15
   Section 2.14        Cancellation....................................................................16
   Section 2.15        Principal and Interest..........................................................16
   Section 2.16        Book-Entry Notes................................................................17
   Section 2.17        Notices to Clearing Agency......................................................19
   Section 2.18        Tax Treatment...................................................................19
   Section 2.19        CUSIP Numbers...................................................................19

ARTICLE 3.            SECURITY.........................................................................19
   Section 3.1         Grant of Security Interest......................................................19
   Section 3.2         Certain Rights and Obligations of Issuer Unaffected.............................21
   Section 3.3         Performance of Collateral Agreements............................................22
   Section 3.4         Release of Lien on Vehicles.....................................................22
   Section 3.5         Stamp, Other Similar Taxes and Filing Fees......................................22

ARTICLE 4.            REPORTS..........................................................................23
   Section 4.1         Agreement of Servicer to Provide Reports and Instructions.......................23

ARTICLE 5.            ALLOCATION AND APPLICATION OF COLLECTIONS........................................23
   Section 5.1         Collection Account..............................................................23
   Section 5.2         Collections and Allocations.....................................................25



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                  BASE INDENTURE, dated as of February 26, 1999, between Alamo
Financing L.P., a special purpose limited partnership established under the laws of Delaware, as issuer ("Issuer"), and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "TRUSTEE").

                              W I T N E S S E T H:

                  WHEREAS, Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Rental Car Asset Backed Notes (the "NOTES"), issuable as provided in this Indenture; and

                  WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of Issuer, enforceable in accordance with its terms, have been done, and Issuer proposes to do all the things necessary to make the Notes, when executed by Issuer and authenticated and delivered by the Trustee hereunder and duly issued by Issuer, the legal, valid and binding obligations of Issuer as hereinafter provided;

                  NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

                                  ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1 DEFINITIONS.

                  Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as SCHEDULE I (the "DEFINITION LIST"), as such Definitions List may be amended, restated, supplemented or modified from time to time in accordance with the provisions hereof.

                  Section 1.2 CROSS-REFERENCES.

                  Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                  Section 1.3 ACCOUNTING AND FINANCIAL DETERMINATIONS; NO
                              DUPLICATION.

                  Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made; to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a



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consistent basis. When used herein, the term "financial statement" shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

                  Section 1.4 RULES OF CONSTRUCTION.

                  In this Indenture, unless the context otherwise requires:

                           (i) the singular includes the plural and vice versa;

                           (ii) reference to any Person includes such Person's
                  successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                           (iii) reference to any gender includes the other
                  gender;

                           (iv) reference to any Requirement of Law means such
                  Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                           (v) "including" (and with correlative meaning
                  "include") means including without limiting the generality of any description preceding such term; and

                           (vi) with respect to the determination of any period
                  of time, "from" means "from and including" and "to" means "to but excluding".

                                  ARTICLE 2.

                                   THE NOTES

                  Section 2.1 DESIGNATION AND TERMS OF NOTES.

                  Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by Issuer. All Notes of any Series shall, except as specified in the related Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.



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                  Section 2.2 NOTES ISSUABLE IN SERIES.

                  The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement. Notes of a new Series may from time to time be executed by Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by a Trust Officer of the Trustee of a Company Request at least two (2) Business Days (or such shorter time as is acceptable to the Trustee) in advance of the related Series Closing Date and upon delivery by Issuer to the Trustee, and receipt by a Trust Officer of the Trustee, of the following:

                  (a) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

                  (b) a Series Supplement in form satisfactory to the Trustee executed by Issuer, the General Partner and the Trustee and specifying the Principal Terms of such new Series;

                  (c) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

                  (d) written confirmation that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such issuance; PROVIDED, HOWEVER, that if such Series is not a Segregated Series, the Trustee shall have received written confirmation that the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such issuance;

                  (e) an Officer's Certificate of Issuer dated as of the applicable Series Closing Date to the effect that (i) no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Lease Event of Default, Potential Amortization Event with respect to any Outstanding Series of Notes, Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes or Potential Lease Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or



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administrative proceeding to which Issuer is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all representations and warranties of Issuer set forth in the Indenture and each Related Document with respect to each Outstanding Series of Notes are true and correct, without giving effect to any limitations contained therein excluding Related Documents relating solely to a Segregated Series, in all material respects (to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Series Closing Date, (iv) all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Series Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, (v) all conditions precedent provided in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (vi) if such new Series of Notes is a Segregated Series, the criteria used to select the Series-Specific Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

                  (f) unless otherwise specified in the related Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date, substantially to the effect that:

                           (i) (x) the new Series of Notes will be treated as
                  indebtedness for Federal income tax purposes and (y) the issuance of such Series will not adversely affect the Federal tax characterization of the Outstanding Notes of any Series;

                           (ii) all conditions precedent provided for in this
                  Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

                           (iii) (w) Issuer is duly organized under the
                  jurisdiction of its formation and has, or at the time of execution and delivery had, the power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and to issue the new Series of Notes, (x) the General Partner is duly organized under the jurisdiction of its organization and has, or at the time of execution and delivery had, the power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and to issue the new Series of Notes, (y) Alamo, in its capacity as Lessee, and each Additional Lessee, is duly incorporated or formed, as the case may be, in the jurisdiction of its incorporation or




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                  formation, as the case may be, and had the corporate, limited partnership or limited liability company, as the case may be, power and authority to execute and deliver each of the Related Documents to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and (z) Republic, in its capacity as guarantor and servicer under the Lease, is duly incorporated in the jurisdiction of its incorporation and had the power and authority to execute and deliver the Lease and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes);

                           (iv) the related Series Supplement, this Base
                  Indenture and each of the other Related Documents to which Issuer, the General Partner, each Lessee, the Servicer or Republic is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) have been duly authorized, executed and delivered by Issuer, the General Partner, each Lessee, the Servicer or Republic, as the case may be;

                           (v) the new Series of Notes has been duly authorized
                  and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of Issuer entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                           (vi) this Base Indenture, the related Series
                  Supplement and each of the other Related Documents to which Issuer, the General Partner, each Lessee, the Servicer or Republic is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) are legal, valid and binding agreements of Issuer, the General Partner, such Lessee, the Servicer or Republic, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                           (vii) Issuer is not, and is not controlled by, an
                  "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act, and this Base Indenture and the related Series Supplement are not required to be registered under the Trust Indenture Act;

                           (viii) the offer and sale of the new Series of Notes
                  is not required to be registered under the Securities Act;

                           (ix) the Indenture and the related Series Supplement
                  are effective to create a legal, valid and enforceable security interest in the Collateral and that such security interest constitutes a first, perfected security interest in the Collateral;




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                           (x) the assets of Issuer or the General Partner will
                  not be substantively consolidated with the assets of Republic or any Lessee in the event of the insolvency of Republic or such Lessee;

                           (xi) there does not exist any pending or threatened
                  litigation which, if adversely determined, would materially and adversely affect the ability of Issuer, any Lessee, Republic or the Servicer to perform its obligations under any of the Related Documents;

                           (xii) there is no conflict with or violation of any
                  court decree, injunction, writ or order applicable to Issuer or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by Issuer; and

                           (xiii) such other matters as the Trustee may
                  reasonably require;

                  (g) executed counterparts of the Lease, duly executed by the parties thereto;

                  (h) evidence that each of the parties to the Related Documents has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

                  (i) evidence of the grant by Issuer to the Trustee of a first priority, perfected security interest in and to the Collateral;

                  (j) evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that Issuer has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in the Collateral for the benefit of the Secured Parties; and

                  (k) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by Issuer.

                  Section 2.3 SERIES SUPPLEMENT FOR EACH SERIES.

                  (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the




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principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the terms of any Enhancement, (viii) the Enhancement Provider, if any, (ix) whether the Notes may be issued in bearer form and any limitations imposed thereon, (x) the Series Termination Date, (xi) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xii) whether such Series of Notes shall have the benefit of Series-Specific Collateral and (xiii) any other relevant terms of such Series of Notes that do not (subject to SECTION 2.3(B) and ARTICLE 12 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes with respect to the issuance of such new Series (all such terms, the "PRINCIPAL TERMS" of such Series);

                  (b) (i) A Series Supplement may specify that the related Series of Notes (each, a "SEGREGATED SERIES") will have Collateral that is to be solely for the benefit of the Noteholders of such Segregated Series of Notes and any other Segregated Series of Notes specified in such Series Supplement (such Collateral being referred to as "SERIES-SPECIFIC COLLATERAL"); PROVIDED, HOWEVER, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to the issuance of such Segregated Series of Notes,
(y) Issuer shall have delivered to the Trustee an Officer's Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and (z) the applicable Series Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in CLAUSE (II) below.

                           (ii) In the event any Segregated Series of Notes is
                  issued, the related Series Supplement will provide that (A) the Servicer, the Master Collateral Agent and the Trustee will identify the Collateral for such Segregated Series of Notes such that (x) the Series-Specific Collateral will secure only the Segregated Series of Notes to which such Series-Specific Collateral is applicable and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Series-Specific Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the written direction of the Servicer so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising solely from the Series-Specific Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Series-Specific Collateral, (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee, together with the Master Collateral Agent, shall
                  (x) establish and maintain a master collection account, and




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                  one or more segregated collection accounts, into which
                  Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and the non-Segregated Series of Notes and (y) hold its lien encumbering the non-Series-Specific Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Series-Specific Collateral for the benefit of the applicable Segregated Series of Notes), (D) the Servicer and the Master Collateral Agent each will designate on its computer system the source of the funds for the financing of each Vehicle, (E) the Noteholders of the Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Series Supplement, be entitled to direct the Trustee and the Master Collateral Agent in writing to exercise the remedies under the Indenture and the Master Collateral Agency Agreement, as applicable, solely on behalf of such Segregated Series of Notes, (F) separate monthly reports and other information will be furnished under the Indenture for the Series-Specific Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (G) separate segregated leases pertaining solely to the Series-Specific Collateral will be executed and delivered by the Lessee and, if applicable, Republic, (H) to the extent specified in the Series Supplement for such Segregated Series of Notes, Issuer and each Lessee, as the case may be, will take such actions as are necessary to perfect (1) the Master Collateral Agent's interest in the portion of the Series-Specific Collateral that would constitute Master Collateral and to designate Issuer as the "Financing Source" and the Trustee, on behalf of the Noteholders of such Series and any other Segregated Series specified in such Series Supplement, as the "Beneficiary" under the Master Collateral Agency Agreement with respect to the Series-Specific Collateral and (2) the Trustee's interest on behalf of the Noteholders of such Series in the Series-Specific Collateral, (I) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms "Aggregate Asset Amount", "Secured Parties", "Collateral", "Collection Account", "Collateral Agreements", "Issuer Obligations", "Lease", "Related Documents" and "Requisite Investors" and such other terms as may be appropriate to reflect the creation of the Segregated Series, provided that any such amendment shall not have a material adverse effect on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent thereto (and, with respect to each Series, the Trustee may conclusively rely on an Officer's Certificate of any Lessee as sufficient evidence of such lack of a material adverse effect), (J) for purposes of the Segregated Series, terms that are defined both in the applicable Series Supplement and in Schedule I to the Base Indenture, shall for



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                  purposes of such Series Supplement and the Base Indenture as it relates to such Segregated Series, have the meanings assigned to them in such Series Supplement and (K) references herein to "all" or "each" Series of Notes or words of similar import (other than as specifically stated herein) shall be modified to refer to all or each Series of Notes other than any Segregated Series of Notes which may hereafter be issued.

                  Section 2.4 EXECUTION AND AUTHENTICATION.

                  (a) An Authorized Officer shall sign the Notes for Issuer by manual or facsimile signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  (b) At any time and from time to time after the execution and delivery of this Indenture, Issuer may deliver Notes of any particular Series executed by Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

                  (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Issuer or an Affiliate of Issuer. The Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes of a series issued under the within mentioned Indenture.

                              THE BANK OF NEW YORK,
                              as Trustee

                              Dated:


                              By:
                                     ------------------------------------------
                                               Authorized Signatory

                  (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

                  (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by Issuer, and Issuer shall deliver such Note to the Trustee for cancellation as provided in SECTION 2.14 together with a written statement (which need not comply with SECTION 13.3 and need not be accompanied by an Opinion of Counsel) stating that




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such Note has never been issued and sold by Issuer, for all purposes of this
Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                  Section 2.5 FORM OF NOTES.

                  (a) NOTES ISSUED TO AFFILIATE ISSUER. Any Series of Notes issued only to an Affiliate Issuer shall be issued in the form of one or more Notes in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, duly executed by Issuer and authenticated by the Trustee as provided in SECTION 2.4. The aggregate initial principal amount of a Note issued to an Affiliate Issuer may from time to time be increased or decreased in accordance with the applicable Series Supplement by adjustments made on the records of the Note Register.

                  (b) RESTRICTED GLOBAL NOTE. If provided for in an applicable Series Supplement, any Series of Notes (other than any Series of Notes issued only to an Affiliate Issuer), or any class of such Series to be issued in the United States will be in registered form and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter (i) to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("RULE 144A"), (ii) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction, and as provided in the applicable Series Supplement, and prior to any such sale, each such purchaser shall be deemed to have represented and agreed as set forth in the applicable Series Supplement.

                  In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or the Issuer, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. Such Series of Notes (other than any Series of Notes only issued to an Affiliate) shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "RESTRICTED GLOBAL NOTE"), substantially in the form set forth in the applicable Series Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by Issuer and authenticated by the Trustee as provided in SECTION 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a

Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                  (c) TEMPORARY GLOBAL NOTE; PERMANENT GLOBAL NOTE. If provided for in any applicable Series Supplement, any Series of Notes (other than any Series of Notes issued only to an Affiliate Issuer), or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S ("REGULATION S") under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a "TEMPORARY GLOBAL NOTE") in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by Issuer and authenticated by the Trustee as provided in SECTION 2.4, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, or its successor, as operator of Euroclear, or at Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "PERMANENT GLOBAL NOTE") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Series Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                  Section 2.6 REGISTRAR AND PAYING AGENT.

                  (a) Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and
(ii) appoint a paying agent ("PAYING AGENT") at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "NOTE REGISTER"). Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. Issuer may change any Paying Agent or Registrar without prior notice to any Noteholder. Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                  (b) Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. Issuer shall notify the Trustee in writing of the name and address of any such Agent. If Issuer fails to maintain a Registrar or Paying Agent and a Trust Officer has actual knowledge of such failure, or if Issuer fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, until Issuer shall appoint a replacement Registrar and Paying Agent.

                  Section 2.7 PAYING AGENT TO HOLD MONEY IN TRUST.

                  (a) Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of
                  amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Trustee written notice of any default
                  by Issuer (or any other obligor under the Notes) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such
                  default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                           (iv) immediately resign as a Paying Agent and
                  forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

                           (v) comply with all requirements of the Code with
                  respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (b) Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to Issuer on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Issuer for payment thereof (but only to the extent of the amounts so paid to Issuer), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to Issuer. The Trustee may also adopt and employ, at the expense of Issuer, any other reasonable means of notification of such repayment.

                  Section 2.8 NOTEHOLDER LIST.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, Issuer shall furnish to the Trustee at least seven Business Days before each Distribution Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

                  Section 2.9 TRANSFER AND EXCHANGE.

                  (a) When Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Issuer and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the applicable provisions set forth in the related Series Supplement.

                  (b) Except as otherwise provided in SECTION 2.16(D), the Trustee or the Registrar shall not register the exchange of interests in a Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Distribution Date.

                  (c) Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to SECTION 2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes). No service charge shall be made for any such transaction.

                  (d) In exchange for any definitive registered Note properly presented for transfer, Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, definitive registered Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive registered Note in part, Issuer shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, definitive registered Notes for the aggregate principal amount that was not transferred. No transfer of any definitive registered Note shall be made unless the request for such transfer is made by the registered holder at such office.

                  (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  (f) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor Issuer shall be affected by notice to the contrary.

                  (g) Notwithstanding any other provision of this SECTION 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this SECTION 2.9.

                  Section 2.10 LEGENDING OF NOTES.

                  Each Note shall bear a legend in substantially the form set forth in the related Series Supplement, if any.

                  Section 2.11 REPLACEMENT NOTES.

                  (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold Issuer and the Trustee harmless and provided that the requirements of Section 8-405 of the UCC (which generally permit Issuer to impose reasonable requirements) are met, Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Issuer or the Trustee in connection therewith.

                  (b) Upon the issuance of any replacement Note under this
SECTION 2.11, the Registrar, the Trustee or Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

                  (c) Every replacement Note issued pursuant to this SECTION
2.11 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (d) The provisions of this SECTION 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 2.12 TREASURY NOTES.

                  In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Issuer or any Affiliate of Issuer (other than an Affiliate Issuer or as set forth in the related Series Supplement) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer of the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

                  Section 2.13 TEMPORARY NOTES.

                  (a) Pending the preparation of Definitive Notes, Issuer may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  (b) If temporary Notes are issued pursuant to SECTION 2.13(A) above, Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of Issuer to be maintained as provided in SECTION 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  Section 2.14 CANCELLATION.

                  Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures unless by a written order, signed by two Authorized Officers and received by a Trust Officer of the Trustee in a timely fashion, Issuer shall direct that cancelled Notes be returned to it.

                  Section 2.15 PRINCIPAL AND INTEREST.

                  (a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with SECTION 6.1.

                  (b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with SECTION 6.1.

                  (c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

                  (d) If Issuer defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of Issuer, cease to be payable to the Persons who were Noteholders of such Series at the applicable Record Date and Issuer shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. Issuer shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, Issuer (or the Trustee, in the name of and at the expense of Issuer) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.16 BOOK-ENTRY NOTES.

                  (a) For each Series of Notes to be issued in registered form (other than any Series of Notes issued only to an Affiliate Issuer), Issuer shall duly execute the Notes, and the Trustee shall, in accordance with SECTION
2.4 hereof, authenticate and deliver initially one or more Global Notes that
(a) shall be registered on the Note Register in the name of a Clearing Agency or such Clearing Agency's nominee, and (b) shall bear a legend in substantially the form set forth in the related Series Supplement, if any.

                  So long as the Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  (b) Subject to SECTION 2.9(F), the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by Issuer, the Trustee, any Agent and any agent of Issuer or the Trustee as the owner of such Global Note for all purposes whatsoever.

                  (c) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to SECTION 2.6.

                  (d) Any typewritten Note or Notes representing Book Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to SECTION 2.4. Subject to the provisions of SECTION 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by Issuer with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with SECTION 13.3 hereof and need not be accompanied by an Opinion of Counsel.

                  (e) Unless and until definitive, fully registered Notes ("DEFINITIVE NOTES") have been issued to Note Owners:

                           (i) the provisions of this SECTION 2.16 shall be in
                  full force and effect;

                           (ii) the Paying Agent, the Registrar and the Trustee
                  may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

                           (iii) to the extent that the provisions of this
                  SECTION 2.16 conflict with any other provisions of this Indenture, the provisions of this SECTION 2.16 shall control;

                           (iv) whenever this Indenture requires or permits
                  actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                           (v) the rights of Note Owners shall be exercised
                  only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

                  Section 2.17 NOTICES TO CLEARING AGENCY.

                  Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners, the Trustee and Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

                  Section 2.18 TAX TREATMENT.

                  Issuer has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of Issuer and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of Issuer. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

                  Section 2.19 CUSIP NUMBERS.

                  Issuer may use "CUSIP" numbers in respect of any Series of Notes (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption in respect of such Series of Notes as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers. Issuer will promptly notify the Trustee of any change in any such "CUSIP" numbers.

                                  ARTICLE 3.

                                    SECURITY

                  Section 3.1 GRANT OF SECURITY INTEREST.

                  (a) To secure the Issuer Obligations, Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders (the "SECURED PARTIES"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of Issuer's right, title and interest in and to all of the following assets, property and interests in property, whether now or hereafter existing, acquired or created, together with the portion of the Master Collateral with respect to which the Trustee is named as Beneficiary (all of such right, title and interest being referred to as the "COLLATERAL"):

                           (i) the Collateral Agreements, including, without
                  limitation, all monies due and to become due to Issuer from any Lessee or the Servicer under or in connection with the Collateral Agreements, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Agreements or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of Issuer against any other party under or with respect to the Collateral Agreements (whether arising pursuant to the terms of such Collateral Agreements or otherwise available to Issuer at law or in equity), the right to enforce any of the Collateral Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Agreements or the obligations of any party thereunder;

                           (ii) all right, title and interest of Issuer in, to
                  and under the Receivables Trust Agreement, the Beneficial Interest and the right to receive all distributions and payments pursuant thereto and in respect thereof;

                           (iii) (a) the Collection Account, (b) all funds on
                  deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Collection Account or any administrative subaccount thereof (including income thereon);

                           (iv) all right, title and interest of Issuer in, to
                  and under the Master Collateral Agency Agreement with respect to the portion of the Master Collateral for which Issuer is designated as a Financing Source and the Trustee (on behalf of the Secured Parties) is designated as a Beneficiary thereunder;

                           (v) all right, title and interest of Issuer in, to
                  and under all Eligible Receivables from time to time financed by Issuer hereunder;

                           (vi) all additional property that may from time to
                  time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by Issuer or by anyone on its behalf; and

                           (vii) all proceeds, products, rents or profits of
                  any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Trustee is the loss payee thereof) or Vehicle warranties and cash, but excluding Excluded Payments and payments under rental agreements with customers of any Lessee.

                  (b) To secure the Issuer Obligations, Issuer hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Secured Parties) of a continuing first priority perfected Lien on all right, title and interest of Issuer in, to and under the Master Collateral.

                  (c) To secure the Issuer Obligations, Issuer hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Receivables Trustee under the Receivables Trust Agreement, in exchange for the Beneficial Interest, of all Issuer's right, title and interest in, to and under the Lease Payment Rights and the Manufacturer Payment Rights (other than Excluded Payments).

                  (d) The foregoing grant is made in trust to secure the Issuer Obligations and to secure compliance with the provisions of this Indenture and any Series Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to SECTIONS 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement) or distinction.

                  Section 3.2 CERTAIN RIGHTS AND OBLIGATIONS OF ISSUER
                              UNAFFECTED.

                  (a) Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties, Issuer shall nevertheless be permitted, subject to the Trustee's right to revoke such permission in the event of an Amortization Event and subject to the provisions of SECTION 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given in the normal course of business (which does not include waivers of defaults under any of the Collateral Agreements or any of the Manufacturer Programs or revocation of powers of attorney to the Lessees) (i) by Issuer to any Lessee and (ii) by Issuer to the Manufacturers by the specific terms of each Manufacturer Program.

                  (b) The grant of the security interest in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve Issuer from the performance of any term, covenant, condition or agreement on Issuer's part to be performed or observed under or in connection with any of the Collateral Agreements or any of the Manufacturer Programs or from any liability to the Lessees or the Manufacturers, as the case may be, or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on Issuer's part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of Issuer or from any breach of any representation or warranty on the part of Issuer. Issuer hereby agrees to indemnify and hold harmless the Trustee and each Noteholder (including, in each case, their respective assigns, directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby or by any Assignment Agreement, whether arising by virtue of any act or omission on the part of Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by the Trustee and any of the

Noteholders in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; PROVIDED, HOWEVER, the foregoing indemnification shall not extend to any action by the Trustee or a Noteholder which constitutes negligence or willful misconduct by the Trustee, such Noteholder or any other indemnified person hereunder. The indemnification provided for in this SECTION 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Series Supplement or any Assignment Agreement.

                  Section 3.3 PERFORMANCE OF COLLATERAL AGREEMENTS.

                  Upon the occurrence of a Limited Liquidation Event of Default or Liquidation Event of Default, promptly following a request from the Trustee or the Master Collateral Agent to do so and at Issuer's expense, Issuer agrees to take all such lawful action as permitted under this Indenture as is reasonably necessary or as the Trustee or the Master Collateral Agent may request to compel or secure the performance and observance by: (i) any Lessee or any other party to any of the Collateral Agreements of its obligations to Issuer and (ii) a Manufacturer under a Manufacturer Program of its obligations to any Lessee, Issuer or the Master Collateral Agent, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to Issuer to the extent and in the manner as is reasonably necessary or as directed by the Trustee or the Master Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Lessee (or such other party to any Collateral Agreement), or by a Manufacturer under a Manufacturer Program, of their respective obligations thereunder. If (i) Issuer shall have failed, within 30 days of receiving the direction of the Trustee or the Master Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Master Collateral Agent, as applicable, (ii) Issuer refuses to take any such action, or (iii) the Trustee or the Master Collateral Agent, as applicable, reasonably determines that such action must be taken immediately, the Trustee or the Master Collateral Agent, as applicable, may take such previously directed action and any related action permitted under this Indenture which the Trustee or the Master Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct Issuer to take such action), on behalf of Issuer and the Secured Parties.

                  Section 3.4 RELEASE OF LIEN ON VEHICLES.

                  The Lien of the Trustee on the Vehicles shall automatically be deemed to be released concurrently with any release thereof as provided in the Lease, or Sections 2.3 or 2.7 of the Master Collateral Agency Agreement.

                  Section 3.5 STAMP, OTHER SIMILAR TAXES AND FILING FEES.

                  Issuer shall indemnify and hold harmless the Trustee, the Master Collateral Agent and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. Issuer shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

                                  ARTICLE 4.

                                    REPORTS

                  Section 4.1 AGREEMENT OF SERVICER TO PROVIDE REPORTS AND
                              INSTRUCTIONS.

                  (a) Pursuant to the Lease and the Master Collateral Agency Agreement, the Servicer has agreed to provide certain reports specified therein and may act on behalf of Issuer hereunder. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Servicer in lieu of the Trustee or Issuer and such actions by the Servicer.

                  (b) The Trustee and the Paying Agent shall promptly follow the instructions of the Servicer given pursuant to the Lease to withdraw funds from the Collection Account and make drawings under any Enhancement, as provided in the applicable Series Supplement.

                                  ARTICLE 5.

                   ALLOCATION AND APPLICATION OF COLLECTIONS

                  Section 5.1 COLLECTION ACCOUNT.

                  (a) ESTABLISHMENT OF COLLECTION ACCOUNT. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Collection Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account; PROVIDED that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then the Trustee shall, within 30 days of such reduction, establish a new Collection Account with a new

Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. If the Collection Account is not maintained in accordance with the previous sentence, then, within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with The Bank of New York.

                  (b) ESTABLISHMENT OF ADDITIONAL ACCOUNTS. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or Administrative Subaccounts to facilitate the proper allocation of Collections in accordance with the terms of such Series Supplement.

                  (c) ADMINISTRATION OF THE COLLECTION ACCOUNT. Issuer shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Collection Account (including any administrative subaccounts thereof) at all times in Permitted Investments selected by Issuer (by standing instructions or otherwise); PROVIDED, HOWEVER, that except as provided in any Series Supplement, any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested, except for any Permitted Investment held in the Collection Account (including any administrative subaccounts thereof) which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Collection Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Trustee pending maturity or disposition;
(ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee pending maturity or disposition. The Trustee shall, at the expense of Issuer take such action as is required to maintain the Trustee's security interest in the Permitted Investments credited to the Collection Account. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. Neither Issuer nor the Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

                  (d) EARNINGS FROM COLLECTION ACCOUNT. Subject to the restrictions set forth above, Issuer shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Collection Account and (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

                  Section 5.2 COLLECTIONS AND ALLOCATIONS.

                  (a) COLLECTIONS IN GENERAL. Until this Indenture is terminated pursuant to SECTION 11.1, Issuer shall, and the Trustee is authorized to, cause all Collections due and to become due to Issuer or the Trustee, as the case may be, (i) under or in connection with the Master Collateral for which Issuer is designated as a Financing Source and the Trustee is designated as a Beneficiary under the Master Collateral Agency Agreement (including, without limitation, amounts due from Manufacturers and related auction houses under their Manufacturer Programs with respect to Vehicles other than Exchanged Vehicles but excluding amounts representing the proceeds from sales of Vehicles by any Lessee or the Lessor to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Master Collateral Agent for deposit into the Master Collateral Account;
(ii) with respect to amounts representing the proceeds from sales of Vehicles (other than Exchanged Vehicles) by any Lessee or the Lessor to third parties other than the Manufacturers to be deposited by such Lessee or the Lessor, as the case may be, within two Business Days of its receipt thereof into the Master Collateral Account or the Collection Account; (iii) under the Lease to be paid directly to the Trustee for deposit into the Collection Account; and
(iv) from any other source (other than Collections excluded under CLAUSE (I) above) to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by any Lessee or the Lessor, as the case may be, into the Collection Account within two Business Days of its receipt thereof (and, in each case, Issuer represents to the Secured Parties that it has instructed the Lessees, the Servicer, the Manufacturers, and any other source of Collections, as applicable, to so remit such amounts). Upon the occurrence and during the continuance of an Amortization Event, Potential Amortization Event or Affiliate Issuer Liquidation Event, insurance proceeds and warranty payments (with respect to Vehicles other than Exchanged Vehicles) will be deposited in the Master Collateral Account within two Business Days of their receipt by any Lessee, the Lessor or the Servicer, as applicable; PROVIDED, HOWEVER, upon the delivery of an Officer's Certificate of the Servicer to the Trustee (upon which it may conclusively rely) certifying (i) that a Vehicle for which insurance proceeds or warranty payments (which are not Excluded Payments), as the case may be, have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to the Lessee thereof insurance proceeds or warranty payments, as the case may be, in such dollar amount (to the extent not previously applied hereunder). Issuer agrees that if any such monies, instruments, cash or other proceeds shall be received by Issuer in an account other than the Master Collateral Account and the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by Issuer with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by Issuer for, and immediately paid over to, but in any event within two Business Days from receipt, the Trustee or the Master Collateral Agent, as applicable, with any necessary endorsement. All amounts on deposit in the Master Collateral Account shall be allocated and distributed to the Trustee and other Beneficiaries as provided in the Master Collateral Agency Agreement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Master Collateral Agent) shall be immediately deposited in the Collection Account and shall be applied as provided in this ARTICLE 5.

Notwithstanding the foregoing, to the extent that the aggregate amount of proceeds received in the Collection Account with respect to any Financed Vehicle exceeds the Termination Value of such Vehicle, the Trustee shall, upon the written direction (on which it may conclusively rely) of Issuer delivered by 12:00 noon (New York City time) on a Business Day, release such excess to the Lessee thereof on such Business Day, or, if such written direction is received by the Trustee after 12:00 noon (New York City time) on a Business Day, on the next succeeding Business Day.

                  (b) DISQUALIFICATION OF INSTITUTION MAINTAINING COLLECTION ACCOUNT. Upon and after the establishment of a new Collection Account with a Qualified Institution or qualified corporate trust department pursuant to
SECTION 5.1(A), Issuer, the Servicers and the Lessees shall deposit or cause to be deposited all Collections as set forth in SECTION 5.2(A) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account). Issuer will instruct the Lessees and the Servicer as to the foregoing requirements of this SUBSECTION (B).

                  (c) SHARING COLLECTIONS. In the manner described in the related Series Supplement, to the extent that Principal Collections that are allocated to any Series are not needed to make payments to Noteholders of such Series or required to be deposited in a reserve account or a Distribution Account for such Series, such Principal Collections may, at the direction of Issuer, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such Principal Collections were initially allocated.

                  (d) UNALLOCATED PRINCIPAL COLLECTIONS. If, after giving effect to SECTION 5.2(C), Principal Collections allocated to any Series are in excess of the amount required to be paid in respect of such Series, then any such excess Principal Collections shall be allocated to Issuer or such other party as may be entitled thereto as set forth in any Series Supplement.

                  Section 5.3 DETERMINATION OF MONTHLY INTEREST.

                  Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

                  Section 5.4 DETERMINATION OF MONTHLY PRINCIPAL.

                  Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

                  Section 5.5 PAIRED SERIES.

                  To the extent provided in a Series Supplement, any Series of Notes may be paired with one or more other Series (each, a "PAIRED SERIES"). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders of the Series paired to the Paired Series, either (i) in the case of a pre-funded Paired Series, an equal amount of finds on deposit in any pre-funding account for such prefunded Paired Series will be released and paid to Issuer or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by Issuer and, in either case, the invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series paired to the Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Series Supplement.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]

                                  ARTICLE 6.

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

                  Section 6.1 DISTRIBUTIONS IN GENERAL.

                  (a) Unless otherwise specified in the applicable Series Supplement, on each Distribution Date with respect to each Outstanding Series,
(i) the Trustee or the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Series Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

                  (b) Unless otherwise specified in the applicable Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder's PRO RATA share of the aggregate principal amount of the Notes of such Series held by such Noteholder; PROVIDED, HOWEVER, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

                  (c) Unless otherwise specified in the applicable Series Supplement, amounts distributable to a Noteholder pursuant to this SECTION 6.1 shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the Distribution Account no later than 10:00 a.m. (New York City time) for credit to the account designated by such Noteholder.

                  (d) Unless otherwise specified in the applicable Series Supplement (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

                  Section 6.2 OPTIONAL REPURCHASE OF NOTES.

                  On or after the date set forth in the Series Supplement related to a Series of Notes, Issuer shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price set forth in such Series Supplement. Unless otherwise specified in the related Series Supplement, Issuer shall give the Trustee at least 30 days' prior written notice of the date on which Issuer intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on the date set for purchase, an amount equal to the purchase price for the Notes of such Series will be deposited into the Distribution Account or the Collection Account for such Series in immediately available funds. The funds deposited into such Distribution Account or the Collection Account or distributed to the Trustee or the Paying Agent will be passed through in full to the Noteholders of such Series on such date.

                  Section 6.3 MONTHLY NOTEHOLDERS' STATEMENT.

                  Unless otherwise specified in the related Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall forward to each Noteholder of record of each Outstanding Series the Monthly Noteholders' Statement with respect to such Series, with a copy to the Trustee (if other than the Paying Agent) and any Enhancement Provider with respect to such Series.

                  Section 6.4 ANNUAL NOTEHOLDERS' TAX STATEMENT.

                  Unless otherwise specified in the related Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2000, the Trustee or the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by Issuer (or the Servicer on its behalf) containing the information which is required to be contained in the Monthly Noteholders' Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as Issuer or the Servicer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an "ANNUAL NOTEHOLDERS' TAX STATEMENT"). Such obligations of Issuer to prepare and the Trustee or the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                                  ARTICLE 7.

                         REPRESENTATIONS AND WARRANTIES

                  Issuer hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:

                  Section 7.1 EXISTENCE AND POWER.

                  (a) Issuer (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) except as provided in SECTION 7.11, is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iii) has all limited partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

                  (b) The General Partner (i) is the sole general partner of Issuer, (ii) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (iii) except as provided in SECTION 7.11, is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iv) has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

                  Section 7.2 LIMITED PARTNERSHIP AND GOVERNMENTAL
                              AUTHORIZATION.

                  The execution, delivery and performance by Issuer of this Indenture, the related Series Supplement and the other Related Documents to which it is a party (other than any Related Document relating solely to a Segregated Series) (a) are within Issuer's limited partnership powers, have been duly authorized by all necessary limited partnership action and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of limited partnership or limited partnership agreement of Issuer or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon Issuer or any of its Assets or result in the creation or imposition of any Lien on any Asset of Issuer, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which Issuer is a party (other than any Related Document relating solely to a Segregated Series) have been executed and delivered by a duly authorized officer of Issuer.

                  Section 7.3 BINDING EFFECT.

                  This Indenture and each other Related Document (other than any Related Document relating solely to a Segregated Series) are legal, valid and binding obligations of Issuer enforceable against Issuer in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

                  Section 7.4 [Reserved]

                  Section 7.5 LITIGATION.

                  There is no action, suit or proceeding pending against or, to the knowledge of Issuer, threatened against Issuer before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance or condition (financial or otherwise) of Issuer or which in any manner draws into question the validity or enforceability of this Indenture, any Series Supplement or any other Related Document (other than any Related Document relating solely to a Segregated Series) or the ability of Issuer to perform its obligations hereunder or thereunder.

                  Section 7.6 NO ERISA PLAN.

                  Issuer has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

                  Section 7.7 TAX FILINGS AND EXPENSES.

                  Issuer has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited partnership authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

                  Section 7.8 DISCLOSURE.

                  All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of Issuer pursuant to any provision of this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by Issuer made on the date the same are furnished to the Trustee to the effect specified herein.

                  Section 7.9 INVESTMENT COMPANY ACT; SECURITIES ACT.

                  Issuer is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the related Series Supplement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

                  Section 7.10 REGULATIONS T, U AND X.

                  The proceeds of the Notes will not be used to purchase or carry any "margin stock" (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

                  Section 7.11 NO CONSENT.

                  No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any related Series Supplement or for the performance of any of Issuer's obligations hereunder or thereunder or under any other Related Document (other than any Related Document relating solely to a Segregated Series) other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by Issuer prior to the Initial Closing Date or as contemplated in SECTION 7.14, or, in the case of Issuer's authorization to purchase, rent and sell vehicles in each state in which it operates, within 60 days after the Initial Closing Date.

                  Section 7.12 SOLVENCY.

                  Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, Issuer is solvent within the meaning of the Bankruptcy Code and Issuer is not the subject




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

of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to Issuer.

                  Section 7.13 OWNERSHIP OF LIMITED PARTNERSHIP INTERESTS;
                               SUBSIDIARY.

                  The sole general partner of Issuer is the General Partner and the sole limited partner of Issuer is Alamo, all of the issued and outstanding membership interests in the General Partner are owned by Alamo, all of which interests have been validly issued, are fully paid and non-assessable and are owned of record by such entity. Issuer has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

                  Section 7.14 SECURITY INTERESTS.

                  (a) All action necessary (including the filing of UCC-l financing statements, the assignment of rights under the Manufacturer Programs to the Master Collateral Agent and the notation on the Certificates of Title for all Vehicles (other than, to the extent permitted under the Lease, Vehicles in an Initial Fleet) of the Master Collateral Agent's Lien for the benefit of the Secured Parties) to protect and perfect the Trustee's security interest in the Collateral and the Master Collateral Agent's security interest in the Master Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

                  (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by Issuer in favor of the Trustee in connection with this Indenture or the Master Collateral Agent in connection with the Master Collateral Agency Agreement.

                  (c) This Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien will be prior to all other Liens (other than Permitted Liens), and the Master Collateral Agency Agreement constitutes a valid and continuing Lien on the Master Collateral in favor of the Master Collateral Agent prior to all other Liens (other than Permitted Liens) and, in each case, will be enforceable as such as against creditors of and purchasers from Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

                  (d) Except for a change made pursuant to SECTION 8.21, Issuer's principal place of business and chief executive office shall be at, and the place where its records concerning the Collateral are kept is at: 7700 France Avenue South, Minneapolis, Minnesota. Issuer does not transact, and has not transacted, business under any other name.

                  (e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

                  Section 7.15 BINDING EFFECT OF LEASE.

                  The Lease is in full force and effect and there are no outstanding Lease Events of Default, Manufacturer Events of Default, Potential Lease Events of Default or Potential Manufacturer Events of Default thereunder.

                  Section 7.16 NON-EXISTENCE OF OTHER AGREEMENTS.

                  As of the date of the issuance of the first Series of Notes, other than as permitted by SECTION 8.24 and SECTION 8.26 hereof (i) Issuer is not a party to any contract or agreement of any kind or nature and (ii) Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

                  Section 7.17 MANUFACTURER PROGRAMS.

                  Each of Issuer and each Lessee is an Authorized Fleet Purchaser under each Manufacturer Program in respect of which Vehicles or Eligible Receivables will be acquired, financed or refinanced under the Lease.

                  Section 7.18 OTHER REPRESENTATIONS.

                  All representations and warranties of Issuer made in each Related Document (other than any Related Document relating solely to a Segregated Series) to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein (except to the extent such representations and warranties relate to an earlier date, in which event, such representations and warranties are repeated herein as of such earlier date).

                                  ARTICLE 8.

                                   COVENANTS

                  Section 8.1 PAYMENT OF NOTES.

                  Issuer shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Series Supplement, Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

                  Section 8.2 MAINTENANCE OF OFFICE OR AGENCY.

                  Issuer will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon Issuer in respect of the Notes and this Indenture may be served, and where, at any time when Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Issuer.

                  Section 8.3 INFORMATION.

                  Issuer will deliver or cause to be delivered to the Trustee:

                  (a) promptly upon the delivery by the Servicer to Issuer, a copy of the financial information and other materials required to be delivered by the Servicer to Issuer and the Master Collateral Agent pursuant to the Lease (delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates));

                  (b) from time to time such additional information regarding the financial position, results of operations or business of any Lessee or Republic as the Trustee may reasonably request to the extent that such Lessee or Republic, as the case may be, delivers such information to Issuer pursuant to the Lease (delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates));

                  (c) at the time of delivery of the items described in CLAUSE
(A) above, a certificate of an officer of Issuer that, except as provided in any certificate delivered in accordance with SECTION 8.10, no Amortization Event, Lease Event of Default or (to the best of such officer's knowledge) Potential Amortization Event or Potential Lease Event of Default has occurred or is continuing during the applicable fiscal quarter;

                  (d) on or prior to June 30 of each year, a certificate of the chief financial officer of Issuer certifying that no change in the Manufacturer Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Lease or any other Related Document, and Issuer has apprised the Rating Agencies of all material changes in the Manufacturer Programs occurring since the date of this Indenture;

                  (e) on or prior to the twentieth day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a copy of the Monthly Vehicle Statement relating to the Collateral as of the last Business Day of the immediately preceding month received by Issuer from the Servicer pursuant to the Lease; and

                  (f) promptly following the introduction of any prospective change in any Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer, or, if later, the date Issuer or any Lessee obtains notice thereof, notice of the same and notice thereof to the Rating Agencies describing the principal terms thereof, and at least annually a copy of each Manufacturer Program to the Rating Agencies.

                  Section 8.4 PAYMENT OF OBLIGATIONS.

                  Issuer will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP applied on a consistent basis, reserves as appropriate for the accrual of any of the same.

                  Section 8.5 [Reserved].

                  Section 8.6 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

                  Issuer will maintain its existence as a limited partnership validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited partnership licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of Issuer.

                  Section 8.7 COMPLIANCE WITH LAWS.

                  Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation. ERISA and the rules and regulations thereunder) except where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance or properties of Issuer or its ability to carry out the transactions contemplated in this Indenture and each other Related Document; PROVIDED, HOWEVER, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of Issuer.

                  Section 8.8 INSPECTION OF PROPERTY, BOOKS AND RECORDS.

                  Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP applied on a consistent basis; and will permit the Trustee, and/or any Person designated by the Trustee, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

                  Section 8.9 COMPLIANCE WITH RELATED DOCUMENTS.

                  Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party, subject to the grace periods set forth therein, and will not take any action which would permit any Lessee to have the right to refuse to perform any of its respective obligations under any such Related Document.

                  Section 8.10 NOTICE OF DEFAULTS.

                  (a) Promptly (and in any event within five Business Days) upon becoming aware of any Potential Amortization Event, Amortization Event, Lease Event of Default or Potential Lease Event of Default, Issuer shall give the Trustee and the Rating Agencies written notice thereof, together with a certificate of an Authorized Officer of Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Issuer; and

                  (b) Promptly upon becoming aware of any default under any Related Document or under any Manufacturer Program, Issuer shall give the Trustee and the Rating Agencies written notice thereof.

                  Section 8.11 NOTICE OF MATERIAL PROCEEDINGS.

                  Promptly upon becoming aware thereof, Issuer shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of Issuer or the ability of Issuer to perform its obligations under this Indenture or under any other Related Document to which it is a party.

                  Section 8.12 FURTHER REQUESTS.

                  Issuer will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby.

                  Section 8.13 FURTHER ASSURANCES.

                  (a) Issuer shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as is required or as the Trustee or the Requisite Investors reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Master Collateral Agency Agreement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and physically delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this SECTION 8.13(A), Issuer shall take all actions that are required to maintain the security interest of the Trustee in the Collateral and of the Master Collateral Agent in the Master Collateral as a perfected security interest subject to no prior Liens, including, without limitation (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Master Collateral Agent to be noted on all Certificates of Title (other than, to the extent permitted under the Lease, Vehicles in an Initial Fleet) and (iii) causing the Servicer, as agent for the Master Collateral Agent, to maintain possession of the applicable Certificates of Title for the benefit of the Master Collateral Agent pursuant to SECTION 2.6 of the Master Collateral Agency Agreement. If Issuer fails to perform any of its agreements or obligations under this SECTION 8.13(A), the Trustee may (but shall not be required to) itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by Issuer upon the Trustee's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Trustee shall give notice of such intention to Issuer and provide Issuer with a reasonable opportunity to take such action itself. Issuer also hereby acknowledges that the Trustee has the right but not the obligation to file any such financing statement or continuation statement without the signature of Issuer to the extent permitted by applicable law.

                  (b) Issuer will warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

                  (c) If so requested by Noteholders holding 10% or in excess of 10% of the aggregate Invested Amount of any Series of Notes (excluding for the purposes of making the foregoing calculation, any Notes held by Republic or any Affiliate of Republic (other than any Series of Notes held by an Affiliate Issuer)), Issuer will provide, no more frequently than annually and, without the request of Noteholders six months prior to the fifth anniversary of the date hereof, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

                  Section 8.14 MANUFACTURER PROGRAMS.

                  (a) Prior to acquiring or financing the acquisition of any Program Vehicles under the Lease for any model year or years after the 1999 model year, Issuer will have received (i) an executed Assignment Agreement with respect to such Manufacturer Program for such model year or years, (ii) if any Series of Outstanding Notes is held by an Affiliate Issuer and any series of securities issued by an Affiliate Issuer is then being rated by a Rating Agency and, if so required by any such Rating Agency, a written confirmation from such Rating Agency that the acquisition of Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Confirmation Condition with respect to such Series of Notes and (iii) if there is a material change to a Manufacturer Program during a model year, written confirmation from each such Rating Agency that the acquisition of Program Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes. A copy of the rating confirmations set forth in CLAUSE (II) and (III) will promptly be delivered to the Trustee for delivery to the Noteholders of any Outstanding Series of Notes.

                  (b) Issuer will (a) provide the Trustee and the Rating Agencies with at least 15 days' prior written notice of its intention to finance Program Vehicles from any new Manufacturer and (b) provide the Trustee with a copy of the draft Manufacturer Program of such Manufacturer as it exists at the time of such notice and a copy of the final Manufacturer Program promptly upon its being available. In no event shall Issuer agree, to the extent any consent of Issuer is solicited or required by the Manufacturer or any assignor of such Manufacturer Program, to any change in any Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Noteholders with respect to any Program Vehicle previously purchased or financed under such Manufacturer Program.

                  Section 8.15 LIENS.

                  Issuer will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties, (ii) Liens upon Exchanged Vehicle Repurchase Rights and Exchanged Vehicle Insurance Payments in favor of the Exchange Lender and (iii) Permitted Liens.

                  Section 8.16 OTHER INDEBTEDNESS.

                  Neither Issuer nor the General Partner will create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, (ii) Indebtedness permitted under any other Related Document and (iii) Indebtedness to an Exchange Lender for the purchase of Replacement Vehicles, which Indebtedness is non-recourse to Issuer, the General Partner or any Master Collateral, and is created pursuant to an Exchange Financing Agreement.

                  Section 8.17 MERGERS.

                  Neither Issuer nor the General Partner will merge or consolidate with or into any other Person.

                  Section 8.18 SALES OF ASSETS.

                  Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and the Note Receivables Trust Agreement and provided that if such Assets constitute Collateral or Master Collateral with respect to which the Trustee is Beneficiary the proceeds received by Issuer are paid directly to the Collection Account or the Master Collateral Account or deposited by Issuer into the Collection Account or the Master Collateral Account within two Business Days after receipt thereof by Issuer (except that amounts payable to Issuer with respect to Exchanged Vehicles by the related Manufacturer under its Manufacturer Program shall be paid into the Exchange Account).

                  Section 8.19 ACQUISITION OF ASSETS.

                  Neither Issuer nor the General Partner will acquire, by long-term or operating lease or otherwise, any Assets except in accordance with the terms of the Related Documents.

                  Section 8.20 DIVIDENDS, OFFICERS' COMPENSATION, ETC.

                  Neither Issuer nor the General Partner will (i) declare or pay any distributions on any of its partnership interests or membership interests, as the case may be, or make any purchase, redemption or other acquisition of, any of its partnership interests or membership interests, as the case may be PROVIDED, HOWEVER, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing or would result therefrom, Issuer and the General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of capital or earnings computed in accordance with GAAP applied on a consistent basis.

                  Section 8.21 NAME; PRINCIPAL OFFICE.

                  Issuer will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without thirty (30) days' prior written notice to the Trustee and the Master Collateral Agent nor (b) change its name without prior written notice to the Trustee and the Master Collateral Agent sufficient to allow the Trustee and the Master Collateral Agent to make all filings (including filings of financing statements on form UCC- 1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Collateral or of the Master Collateral Agent in the Master Collateral pursuant to this Indenture or the Master Collateral Agency Agreement, as the case may be. In the event that Issuer desires to so change its office or change its name, Issuer will make any required filings and prior to actually changing its office or its name Issuer will deliver to the Trustee and the Master Collateral Agent (i) an Officers' Certificate and (except with respect to a change of the location of Issuer's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral and the perfected interest of the Master Collateral Agent in the Master Collateral in respect of the new office or new name of Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

                  Section 8.22 ORGANIZATIONAL DOCUMENTS.

                  Neither Issuer nor the General Partner will amend any of its organizational documents, including the certificate of limited partnership or limited partnership agreement of Issuer and the certificate of formation and limited liability company agreement of the General Partner unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes will be met.

                  Section 8.23 INVESTMENTS.

                  Neither Issuer nor the General Partner will make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than (in the case of Issuer), pursuant to the Subordinated Note or as permitted by the Related Documents and with respect to Permitted Investments and (in the case of the General Partner) in Issuer; provided, HOWEVER, that upon the occurrence and during the continuance of an Amortization Event, Issuer shall not advance any additional amounts under the Subordinated Note. In addition, without limiting the generality of the foregoing, Issuer will not cause the Trustee to make any Permitted Investments on Issuer's behalf that would have the effect of causing Issuer to be an "investment company" within the meaning of the Investment Company Act.

                  Section 8.24 NO OTHER AGREEMENTS.

                  Issuer will not (a) enter into or be a party to any agreement or instrument other than any Related Document, the Note Receivables Trust Agreement or any documents related to any Enhancement, an Exchange Agreement, an Exchange Financing Agreement or documents and agreements incidental thereto or entered into as contemplated in SECTION 8.26 or (b) except as provided for in SECTION 12.1 or 12.2, amend, modify or waive any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in SECTION 3.2(a)

                  Section 8.25 OTHER BUSINESS.

                  Neither Issuer nor the General Partner will engage in any business or enterprise or enter into any transaction other than the acquisition, financing, refinancing, leasing and disposition of Eligible Vehicles and Eligible Receivables pursuant to the Lease and pursuant to the other Related Documents, the related exercise of its rights as lessor thereunder, the making of loans to Republic pursuant to the Subordinated Note in accordance with SECTION 8.23, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing (including transactions contemplated in SECTIONS 8.24 and 8.26).

                  Section 8.26 MAINTENANCE OF SEPARATE EXISTENCE.

                  Each of Issuer and the General Partner will do all things necessary to maintain its limited partnership or limited liability company existence separate and apart from that of Republic and Affiliates of Republic including, without limitation, (i) practicing and adhering to limited partnership or limited liability company formalities, such as maintaining appropriate books and records; (ii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (iii) not (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by any of its Affiliates, (C) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate other than as required by the Related Documents with respect to insurance on the Vehicles; (iv) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (v) maintaining its financial records and books of account separate and apart from those of any other Person:
(vi) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (vii) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (viii) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (ix) allocating, on an arm's-length basis, all shared corporate, limited partnership or limited liability company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (x) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Issuer, the General Partner, Alamo, Republic or any Affiliate of Republic, to substantively consolidate Issuer or the General Partner with Alamo, Republic or any Affiliate of Republic; (xi) remaining solvent and (xii) conducting all of its business (whether written or oral) solely in its own name. Each of Issuer and the General Partner acknowledges its receipt of a copy of those certain opinion letters issued by Mayer, Brown & Platt dated the date of issuance of the initial Series of Notes addressing the issue of substantive consolidation as it may relate to Alamo, Republic, the General Partner and Issuer and the characterization of the Operating Lease as a "true lease". Issuer and the General Partner hereby agree to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to Issuer or the General Partner. On an annual basis, commencing on February 26, 2000. Issuer will provide to the Rating Agencies, the Trustee and the Master Collateral Agent, an Officer's Certificate certifying that it is in compliance with its obligations under this SECTION 8.26.

                  Section 8.27 USE OF PROCEEDS OF NOTES.

                  Issuer shall use the proceeds of Notes solely for one or more of the following purposes: (a) to pay amortizing Notes when due or to prepay Notes, in accordance with this Indenture and any Series Supplement; (b) to acquire, finance or refinance the acquisition of Eligible Vehicles and Eligible Receivables in accordance with the Lease, (c) to refinance Eligible Receivables or (d) to make loans pursuant to the Subordinated Note in accordance with
SECTION 8.23.

                  Section 8.28 VEHICLES.

                  Issuer shall use commercially reasonable efforts to maintain, and to cause the Lessees to maintain, good, legal and marketable title to the Vehicles leased under the Lease, free and clear of all Liens except for Permitted Liens.

                  Section 8.29 AMENDMENTS TO EXCHANGE DOCUMENTS.

                  Issuer shall not agree to any amendment of or waiver under
(a) any Exchange Agreement, except such amendments or waivers as will not, in the aggregate, result in a material adverse effect on the interest of the Noteholders of any Series, or (b) any Exchange Financing Agreement, except such amendments or waivers as are made only to cure any ambiguity, defect or inconsistency in, or to correct or supplement any provision of, this Indenture or such Exchange Financing Agreement, unless, prior to the effectiveness of any such amendment or waiver, the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such amendment or waiver.

                  Section 8.30 NO ERISA PLAN.

                  Issuer will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

                                  ARTICLE 9.

                        AMORTIZATION EVENTS AND REMEDIES

                  Section 9.1 AMORTIZATION EVENTS.

                  If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes (each, an "AMORTIZATION EVENT"):

                  (a) the occurrence of an Event of Bankruptcy with respect to Issuer, the General Partner, any Lessee or Republic;

                  (b) (i) any Lease Event of Default described in SECTION 17.1.1(I) or 17.1.5 of the Lease shall occur, whether or not subsequently waived by Issuer or (ii) any other Lease Event of Default shall occur, whether or not subsequently waived by Issuer;

                  (c) Issuer shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act of 1940, as amended;

                  (d) the Lease is terminated for any reason;

                  (e) any of the Related Documents (other than any Related Document relating solely to another Series of Notes) or any material portion thereof shall not be in full force and effect, enforceable in accordance with its terms (other than any Related Document that has been terminated in accordance with its terms) or Issuer, any Lessee or the Servicer shall so assert in writing; and

                  (f) any other event shall occur which may be specified in any Series Supplement as an "AMORTIZATION EVENT";

then (i) in the case of any event described in CLAUSE (B)(II), (E), or (F) above (with respect to CLAUSE (F) above, only to the extent such Amortization Event is subject to waiver as set forth in the applicable Series Supplement), either the Trustee, by written notice to Issuer, or the Required Noteholders of the applicable Series of Notes, by written notice to Issuer and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in CLAUSE (A), (B)(I), (C) or (D) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders or (iii) in the case of any event described in CLAUSE (F) above (only to the extent such Amortization Event is not subject to waiver as set forth in the applicable Series Supplement), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; PROVIDED, HOWEVER, that the Trustee shall have no liability in connection with any action or inaction taken or not taken by it upon the occurrence of an Amortization Event unless a Trust Officer has actual knowledge of such Amortization Event; and PROVIDED, FURTHER the provisions of this sentence shall not insulate the Trustee from liability arising out of its negligence or willful misconduct.

                  Section 9.2 RIGHTS OF THE TRUSTEE UPON AMORTIZATION EVENT OR
                              CERTAIN OTHER EVENTS OF DEFAULT.

                  (a) GENERAL. If and whenever an Amortization Event shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors shall, exercise (or direct the Master Collateral Agent to exercise) from time to time any rights and remedies available to it under applicable law or any Related Document; PROVIDED, HOWEVER, that if such Amortization Event is with respect to less than all Outstanding Series of Notes, then the Trustee's rights and remedies pursuant to the provisions of this SECTION 9.2 shall, to the extent not detrimental to the rights of the holders of the Series of Notes with respect to which no Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred and the Trustee shall exercise such rights and remedies at the written direction of Noteholders holding in excess of 50% of the aggregate Invested Amount of all such Series of Notes with respect to which such Amortization Event has occurred (excluding any Notes held by Issuer or any Affiliate of Issuer (other than an Affiliate Issuer)). Any amounts obtained by the Trustee (or by the Master Collateral Agent at the direction of the Trustee) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of Issuer Obligations and shall be applied as provided in ARTICLE 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Amortization Event to the extent set forth therein.

                  (b) LEASE. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders (in the case of a Limited Liquidation Event of Default), shall direct Issuer and the Master Collateral Agent to exercise (and Issuer agrees to exercise), to the extent necessary, all rights, remedies, powers, privileges and claims of Issuer against the Lessees under or in connection with the Lease, the Master Collateral Agency Agreement and any of the Related Documents and against any party to any Related Document, including the right or power to take any action to compel performance or observance by the Lessees or any such party of its obligations to Issuer, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Lease, and any right of Issuer to take such action independent of such direction shall be suspended.

                  (c) MANUFACTURER PROGRAMS AND VEHICLES. (i) Upon the occurrence of a Liquidation Event of Default, the Trustee shall promptly instruct the Master Collateral Agent to return or cause Issuer or the Lessees to return the Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer's Manufacturer Program and so long as a Manufacturer Event of Default has not occurred with respect to the related Manufacturer) and then, to the extent any Manufacturer fails to accept any such

Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred with respect to the related Manufacturer), to direct the Master Collateral Agent to liquidate or to cause Issuer or the Lessees to liquidate the Program Vehicles in accordance with the rights of Issuer under the Lease and to otherwise sell or cause to be sold to third parties all Non-Program Vehicles. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, the Trustee shall promptly instruct the Master Collateral Agent to return or to cause Issuer or the Lessees to return Program Vehicles to the related Manufacturers (so long as a Manufacturer Event of Default has not occurred with respect to the related Manufacturer) and to sell Non-Program Vehicles or cause Non-Program Vehicles to be sold to third parties in an amount sufficient to pay the lesser of all interest and principal on such Series of Notes and the amount payable in respect of such Series of Notes after the occurrence of an Affiliate Issuer Liquidation Event set forth in the applicable Series Supplement, taking into account the availability of proceeds of Vehicles being disposed of under the Leasing Company Leases, and to the extent that any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred with respect to the related Manufacturer), to direct the Master Collateral Agent to liquidate or to cause Issuer or the Lessees to liquidate such Program Vehicles in accordance with the rights of Issuer under the Lease; PROVIDED, HOWEVER, that the Master Collateral Agent, the Trustee and Issuer shall select the Program Vehicles to be returned to the related Manufacturers and the Non-Program Vehicles to be sold to third parties in a manner that does not adversely affect in any material respect the interests of the Noteholders of any Series of Notes or any Enhancement Provider.

                           (ii) In addition to, and not in limitation of, the
                  remedies and duties of the Trustee set forth in SUBSECTION
                  (I) above or (III) below, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders (in the case of a Limited Liquidation Event of Default) shall direct the Master Collateral Agent to exercise, or cause Issuer or the Lessees to exercise all rights, remedies, powers, privileges and claims of Issuer, the Lessees or the Master Collateral Agent, as the case may be, against the Manufacturers under or in connection with the Manufacturer Programs.

                           (iii) In the event that either (i) an Event of
                  Bankruptcy with respect to any Manufacturer of Program Vehicles shall have occurred and such Manufacturer shall fail to repurchase any Eligible Vehicles in accordance with the terms of the related Manufacturer Program or (ii) if there has occurred any other Manufacturer Event of Default, the Trustee shall direct the Master Collateral Agent to, or cause Issuer or the Lessees to sell any and all Program Vehicles covered by the related Manufacturer Program of such Manufacturer for the highest purchase price offered and, promptly upon receipt, to deposit the proceeds of such sale into the Master Collateral Account for allocation under the Master Collateral Agreement.

                  (d) FAILURE OF ISSUER, THE MASTER COLLATERAL AGENT OR ANY LESSEE TO TAKE ACTION. If (i) Issuer, the Master Collateral Agent or any Lessee shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to CLAUSES (A), (B) or (C) above, (ii) Issuer, the Master Collateral Agent or any Lessee refuses to take such action, or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Investors (with respect to any Liquidation Event of Default) shall), take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct Issuer, the Master Collateral Agent or such Lessee to take such action). In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may direct the Master Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Vehicles pending the sale thereof, and the Trustee may institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Indenture or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.

                  (e) SALE OF COLLATERAL. Upon any sale of any of the Collateral directly by the Trustee, or by the Master Collateral Agent at the direction of the Trustee, whether made under the power of sale given under this
SECTION 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

                           (i) the Trustee, any Noteholder and/or any
                  Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

                           (ii) the Trustee, or the Master Collateral Agent at
                  the direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

                           (iii) all right, title, interest, claim and demand
                  whatsoever, either at law or in equity or otherwise, of Issuer of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against Issuer, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under Issuer its successors or assigns;

                           (iv) the receipt of the Trustee or of the officer
                  thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

                           (v) to the extent that it may lawfully do so, Issuer
                  agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture or any of the Related Documents.

                  (f) ADDITIONAL REMEDIES. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall (subject to the foregoing provisions in respect of the Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

                  (g) NON-SEGREGATED SERIES. Upon the occurrence of an Amortization Event relating to one or more, but not all, Outstanding Series of Notes (not including any Segregated Series of Notes), the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest and principal on the related Series of Notes up to the Invested Amount of each Series.

                  (h) CERTAIN OTHER NON-SEGREGATED SERIES. Certain Series of Notes (not including any Segregated Series of Notes) may provide for allocations of Collections to such Series of Notes only in respect of specified items of Collateral upon the occurrence of certain Amortization Events. Upon the occurrence of such an Amortization Event relating to such a Series of Notes, the Trustee shall, to the extent specified in the applicable Series Supplement, limit any recourse hereunder to the related specified items of Collateral to satisfy the payment of all interest and principal on such Series of Notes up to the Invested Amount of such Series.

                  (i) SEGREGATED SERIES. Upon the occurrence of an Amortization Event relating to any Outstanding Segregated Series of Notes, the Trustee shall limit any recourse hereunder to the related Series-Specific Collateral in satisfying the payment of interest and principal due on such Segregated Series of Notes.

                  Section 9.3 OTHER REMEDIES.

                  Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one or more particular Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Series Supplement with respect to that Series of Notes. In addition, the

Trustee may, or shall at the written direction of the Requisite Investors (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct Issuer or the Master Collateral Agent to exercise any rights or remedies available under any Related Document or under applicable law or in equity with respect to that Series of Notes.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

                  Section 9.4 WAIVER OF PAST EVENTS.

                  Subject to SECTION 12.2 hereof, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of the Outstanding Notes of such Series (excluding any Notes held by Issuer or any Affiliate of Issuer (other than an Affiliate Issuer)), by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to CLAUSE (B)(II), (E) or (F) of SECTION 9.1) with respect to CLAUSE (F), only to the extent subject to waiver as provided in the applicable Series Supplement) which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to CLAUSE (A),
(B)(I), (C), (D) or (F) of SECTION 9.1 (with respect to CLAUSE (F), only to the extent not subject to waiver as set forth in the applicable Series Supplement) shall not be subject to waiver.

                  Section 9.5 CONTROL BY REQUISITE INVESTORS OR REQUIRED
                              NOTEHOLDERS.

                  The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to SECTION 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

                  Section 9.6 LIMITATION ON SUITS.

                  Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

                  (b) The Noteholders of at least 25% in principal amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

                  (c) Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) The Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) During such 60-day period the Required Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                  Section 9.7 UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE
                              PAYMENT.

                  (a) Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

                  (b) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.

                  Section 9.8 COLLECTION SUIT BY THE TRUSTEE.

                  If any Amortization Event consisting of a payment default under a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Issuer for the whole amount of principal and interest remaining unpaid on such Series of Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 9.9 THE TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 10.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 10.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                  Section 9.10 PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of
ARTICLE 5 of this Indenture.

                  Section 9.11 UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to SECTION 9.6, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

                  Section 9.12 RIGHTS AND REMEDIES CUMULATIVE.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 9.13 DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this ARTICLE 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                  Section 9.14 REASSIGNMENT OF SURPLUS.

                  Promptly after termination of this Indenture and the payment in full of the Issuer Obligations, any proceeds of all the Collateral received or held by the Trustee shall be turned over to Issuer and the Collateral shall be reassigned to Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

                                  ARTICLE 10.

                                  THE TRUSTEE

                  Section 10.1 DUTIES OF THE TRUSTEE.

                  (a) If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice; and PROVIDED FURTHER that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

                  (b) Except during the occurrence and continuance of an Amortization Event:

                           (i) The Trustee undertakes to perform only those
                  duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This clause does not limit the effect of CLAUSE
                  (B) of this SECTION 10.1.

                           (ii) The Trustee shall not be liable for any error
                  of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect
                  to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                  SECTION 9.3.

                           (iv) The Trustee shall not be charged with knowledge
                  of any default by the Servicer or any Lessee in the performance of its obligations under any Related Document, unless a Trust Officer of the Trustee receives written notice of such failure from the Servicer, any Lessee or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby or otherwise has actual knowledge thereof.

                  (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

                  (f) Subject to SECTION 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to Issuer interest agreed upon by Issuer and the Trustee from time to time as may be permitted by law.

                  (g) In the event that the person acting as Independent Director (as defined in the GP Limited Liability Company Agreement) shall resign or refuse to be admitted to the General Partner as the Special Member (as defined in the GP Limited Liability Company Agreement) under the circumstances contemplated by Section 5(c) of the GP Limited Liability Company Agreement, the Trustee shall appoint a person meeting the requirements of an Independent Director to act as the Special Member in accordance with Section 5(c) of the GP Limited Liability Company Agreement. If the Trustee fails to so appoint a person to act as the Special Member within thirty (30) days of the occurrence of the event that caused Alamo to cease to be a member of the General Partner, the Trustee shall provide written notice of such event to the Noteholders, and the Requisite Noteholders shall have the right to select a person for the Trustee to appoint to act as the Special Member of the General Partner. The General Partner shall provide prompt written notice to the Trustee of any event that causes Alamo to cease to be a member of the General Partner.

                  Section 10.2 RIGHTS OF THE TRUSTEE.

                  Except as otherwise provided by SECTION 10.1:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed by or presented by the proper person.

                  (b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Lessee or Issuer (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts, but that the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Issuer, personally or by agent or attorney at the sole cost of Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee's own willful misconduct or negligence.

                  (h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  Section 10.3 INDIVIDUAL RIGHTS OF THE TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Issuer or an Affiliate of Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to
SECTION 10.8.

                  Section 10.4 NOTICE OF AMORTIZATION EVENTS AND POTENTIAL
                               AMORTIZATION EVENTS.

                  If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency with notice of such Amortization Event or the Potential Amortization Event, to the extent such Notes are represented by a Global Note, by telephone and facsimile, and, otherwise, by first class mail.

                  Section 10.5 COMPENSATION.

                  (a) Issuer shall promptly pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as set forth in the letter agreement dated February 26, 1999 between Issuer and the Trustee, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and (ii) the reasonable expenses of the Trustee's agents in administering the Collateral.

                  (b) The indemnification provisions in favor of the Trustee and its officers, directors, agents and employees provided for in the Lease are hereby incorporated by reference with the same force and effect as if set forth herein in full. Issuer shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

                  (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

                  (d) The provisions of this SECTION 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

                  Section 10.6 REPLACEMENT OF THE TRUSTEE.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 10.6.

                  (b) The Trustee may, after giving sixty (60) days prior written notice to Issuer, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying Issuer and the Servicer; PROVIDED, HOWEVER, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee, the Servicer, the Rating Agencies and Issuer. Issuer may remove the Trustee if:

                           (i) the Trustee fails to comply with SECTION 10.8;

                           (ii) the Trustee is adjudged a bankrupt or an
                  insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

                           (iii) a custodian or public officer takes charge of
                  the Trustee or its property; or

                           (iv) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by Issuer.

                  (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, Issuer or any Secured Party may petition at the expense of Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with SECTION 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, HOWEVER, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid. Notwithstanding replacement of the Trustee pursuant to this SECTION 10.6, Issuer's obligations under SECTION 10.5 hereof shall continue for the benefit of the retiring Trustee.

                  Section 10.7 SUCCESSOR TRUSTEE BY MERGERS; ETC.

                  Subject to .SECTION 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 10.8 ELIGIBILITY DISQUALIFICATION.

                  (a) There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) have an unsecured long-term debt rating of at least A2 from Moody's, (iii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) if such Trustee is other than The Bank of New York as the original Trustee hereunder, acceptable to the Requisite Investors.

                  (b) At any time the Trustee shall cease to satisfy the eligibility requirements of CLAUSE (A)(I) or (A)(II) above, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 10.6.

                  Section 10.9 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  (a) Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this SECTION 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION
10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under SECTION 10.6. No co-trustee shall be appointed without the consent of the Servicer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) The Notes of each Series shall be authenticated
                  and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

                           (ii) All rights, powers, duties and obligations
                  conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (iii) No trustee hereunder shall be personally
                  liable by reason of any act or omission of any other trustee hereunder;

                           (iv) The Trustee may at any time accept the
                  resignation of or remove any separate trustee or co-trustee;
                  and

                           (v) The Trustee shall remain primarily liable for
                  the actions of any co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this ARTICLE 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee's sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Series Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; PROVIDED, HOWEVER, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

                  Section 10.10 REPRESENTATIONS AND WARRANTIES OF TRUSTEE.

                  The Trustee represents and warrants to Issuer and the Secured Parties that:

                           (i) The Trustee is a banking corporation organized,
                  existing and in good standing under the laws of the State of New York;

                           (ii) The Trustee has full power, authority and right
                  to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

                           (iii) This Indenture has been duly executed and
                  delivered by the Trustee;

                           (iv) The Trustee meets the requirements of
                  eligibility as a trustee hereunder set forth in SECTION 10.8 hereof; and



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


                           (v) The Trustee has established a Year 2000
                  compliance program consisting of, among other things, updating major proprietary application systems and evaluating the Year 2000 compliance efforts of vendors of major vendor-supplied systems and certain other business partners. The Trustee believes that its Year 2000 compliance program is currently on schedule to meet the needs of its customers and the compliance deadlines defined by its regulators. As of December 31, 1998, testing and renovation of the proprietary application systems that the Trustee deems "mission critical" were substantially completed and these systems are currently being used by the Trustee. In addition, all vendor-supplied software systems that the Trustee deems mission critical have been tested and, based upon such testing, the Trustee believes that such systems will not be adversely affected in a material way as a result of the date change to the Year 2000. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of suppliers, customers and other business partners, the Trustee is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Trustee and its ability to perform its obligations under this Indenture. The Year 2000 compliance program is intended to reduce significantly the Trustee's level of uncertainty about the Year 2000 problem and, in particular, the Year 2000 compliance and readiness of the Trustee and its material business partners. The Trustee believes that, with completion of its Year 2000 compliance program as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, because of the unprecedented nature of the Year 2000 problem, there can be no certainty as to its impact.

                  Section 10.11 ISSUER INDEMNIFICATION OF THE TRUSTEE.

                  Issuer shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; PROVIDED, HOWEVER, that Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

                  Section 10.12 TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM
                                ISSUER.

                  Any application by the Trustee for written instructions from Issuer or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to SECTION 10.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of Issuer or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE 11.

                             DISCHARGE OF INDENTURE

                  Section 11.1 TERMINATION OF ISSUER'S OBLIGATIONS.

                  (a) This Indenture shall cease to be of further effect (except that Issuer's obligations under SECTION 10.5 and SECTION 10.11 and the Trustee's and Paying Agent's obligations under SECTION 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and Issuer has paid all sums payable hereunder.

                  (b) In addition, except as may be provided to the contrary in any Series Supplement, Issuer may terminate all of its obligations under this Indenture if:

                           (i) Issuer irrevocably deposits in trust with the
                  Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; PROVIDED, HOWEVER, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

                           (ii) Issuer delivers to the Trustee an Officer's
                  Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                           (iii) Issuer delivers to the Trustee an Officer's
                  Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in SECTION 9.1(C) shall have occurred and be continuing on the date of such deposit; and




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


                           (iv) the Rating Agency Confirmation Condition is
                  satisfied with respect to each Outstanding Series of Notes.

Then, this Indenture shall cease to be of further effect (except as provided in this SECTION 11.1), and the Trustee, on demand of Issuer, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

                  (c) After such irrevocable deposit made pursuant to SECTION 11.1(B) and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of Issuer's obligations under this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at Issuer's option.

                  Section 11.2 APPLICATION OF TRUST MONEY.

                  The Trustee or a trustee satisfactory to the Trustee and Issuer shall hold in trust money or U.S. Government Obligations deposited with it pursuant to SECTION 11.1 The Trustee shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal and interest on the Notes.

                  The provisions of this SECTION 11.2 shall survive the expiration or earlier termination of this Indenture.

                  Section 11.3 REPAYMENT TO ISSUER.

                  The Trustee and the Paying Agent shall promptly pay to Issuer upon written request any excess money or, pursuant to SECTIONS 2.11 and 2.14, return any Notes held by them at any time.

                  Subject to SECTION 2.7(C), the Trustee and the Paying Agent shall pay to Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

                  The provisions of this SECTION 11.3 shall survive the expiration or earlier termination of this Indenture.

                                  ARTICLE 12.

                                   AMENDMENTS

                  Section 12.1 WITHOUT CONSENT OF THE NOTEHOLDERS.

                  Without the consent of any Noteholder, Issuer, the Trustee and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes; PROVIDED that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to such Supplement:

                  (a) to create a new Series of Notes (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes; PROVIDED, HOWEVER, that the creation of any Segregated Series of Notes shall not result in a material adverse effect on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent to the creation thereof);

                  (b) to add to the covenants of Issuer for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon Issuer (PROVIDED, HOWEVER, that Issuer will not pursuant to this SUBSECTION 12.1(B) surrender any right or power it has against the Servicer, the Guarantor, any of the Lessees or any Manufacturer);

                  (c) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

                  (d) to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Series Supplement or in any Notes issued hereunder;

                  (e) to provide for uncertificated Notes in addition to certificated Notes;

                  (f) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                  (h) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture;

PROVIDED, HOWEVER, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of Issuer and upon receipt by the Trustee of the documents described in SECTION 2.2 hereof, the Trustee shall join with Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 12.2 WITH CONSENT OF THE NOTEHOLDERS.

                  Except as provided in SECTION 12.1, the provisions of this Indenture and any Series Supplement (unless otherwise provided in such Series Supplement) and each other Related Document to which Issuer is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by Issuer, the Trustee, any applicable Enhancement Provider, and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment, modification or waiver of or to this Indenture, the Series Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect); provided, that no consent of Noteholders shall be required to any amendment, modification or waiver of or to any Related Document if such amendment, modification or waiver does not adversely affect in any material respect the Noteholders of any Series of Notes (as substantiated by an Opinion of Counsel to such effect) and provided further that the Rating Agency Confirmation Condition is satisfied with respect to each affected Series of Notes. Notwithstanding the foregoing:

                           (i) any modification of this SECTION 12.2, any
                  change in any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms "AGGREGATE ASSET AMOUNT", "MANUFACTURER PROGRAM" (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Series Supplement in respect of such Series of Notes), "INVESTED AMOUNT", "INVESTED PERCENTAGE", or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

                           (ii) any amendment, waiver or other modification
                  that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by Issuer of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each affected Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each affected Noteholder; PROVIDED, HOWEVER, that the Liens on Vehicles may be released as provided in SECTION 3.4; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                  Section 12.3 SUPPLEMENTS.

                  Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement hereto. In addition to the manner provided in SECTIONS 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

                  Section 12.4 REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

                  Section 12.5 NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

                  Section 12.6 THE TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any Supplement authorized pursuant to this ARTICLE 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such an adverse effect, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to SECTION 10.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon Issuer in accordance with its terms.

                                  ARTICLE 13.

                                 MISCELLANEOUS

                  Section 13.1 NOTICES.

(a) Any notice or communication by Issuer, the General Partner or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                           If to Issuer:

                                    7700 France Avenue South
                                    Minneapolis, MN  55435
                                    Attn:      John M. Benzian
                                    Phone:     (612) 830-2552
                                    Fax:       (612) 830-2087

                           If to the General Partner:

                                    7700 France Avenue South
                                    Minneapolis, MN  55435
                                    Attn:      John M. Benzian
                                    Phone:     (612) 830-2552
                                    Fax:       (612) 830-2087

                           with a copy to the Servicer:

                                    Republic Industries, Inc.
                                    200 South Andrews Avenue, 11th Floor
                                    Fort Lauderdale, FL  33301
                                    Attn:      Kathleen W. Hyle
                                    Phone:     (954) 769-7297
                                    Fax:       (954) 769-4135

                           If to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street, Floor 12 East
                                    New York, NY  10286
                                    Attn:      Corporate Trust Administration
                                    Phone:     (212) 515-8195
                                    Fax:       (212) 8l5-5544

                  Issuer, the General Partner or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; PROVIDED, HOWEVER, Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

                  Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

                  Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

                  If Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

                  (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  Section 13.2 COMMUNICATION BY NOTEHOLDERS WITH OTHER
                               NOTEHOLDERS.

                  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

                  Section 13.3 CERTIFICATE AND OPINION AS TO CONDITIONS
                               PRECEDENT.

                  Upon any request or application by Issuer to the Trustee to take any action under this Indenture, Issuer shall furnish to the Trustee an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

                  Section 13.4 STATEMENTS REQUIRED IN CERTIFICATE.

                  Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person giving such certificate has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  Section 13.5 RULES BY THE TRUSTEE.

                  The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

                  Section 13.6 NO RECOURSE AGAINST OTHERS.

                  A director, Authorized Officer, employee or stockholder of Issuer, as such, shall not have any liability for any obligations of Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

                  Section 13.7 DUPLICATE ORIGINALS.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                  Section 13.8 BENEFITS OF INDENTURE.

                  Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  Section 13.9 PAYMENT ON BUSINESS DAY.

                  In any case where any payment date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date, redemption date, or maturity date; PROVIDED, HOWEVER, that no interest shall accrue for the period from and after such payment date, redemption date, or maturity date, as the case may be.

                  Section 13.10 GOVERNING LAW.

                  The laws of the State of New York shall govern and be used to construe this Indenture and the Notes and the rights and duties of Issuer, the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

                  Section 13.11 SUCCESSORS.

                  All agreements of Issuer in this Indenture and the Notes shall bind its successor; PROVIDED, HOWEVER, Issuer may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 13.12 SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.13 COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 13.14 TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 13.15 TERMINATION; COLLATERAL.

                  This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all Issuer Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of Issuer and upon receipt of an Officer's Certificate from Issuer to the effect that the conditions in CLAUSES (A), (B) and (C) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in CLAUSES (A), (B) and (C) above relating to Issuer Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to Issuer.

                  Issuer and the Secured Parties hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to Issuer.

                  Section 13.16 NO BANKRUPTCY PETITION AGAINST ISSUER OR THE
                                GENERAL PARTNER.

                  Each of the Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, Issuer or the General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; PROVIDED, HOWEVER, that nothing in this SECTION 13.16 shall constitute a waiver of any right to indemnification, reimbursement or other payment from Issuer or the General Partner pursuant to this Indenture. In the event that any such Secured Parry or the Trustee takes action in violation of this SECTION 13.16, Issuer, the General Partner or its Independent Manager, as applicable, shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Parry or the Trustee against Issuer, the General Partner or its Independent Manager or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 13.16 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Parry or the Trustee in the assertion or defense of its claims in any such proceeding involving Issuer, the General Partner or its Independent Manager.

                  Section 13.17 NO RECOURSE.

                  The obligations of Issuer under this Indenture are solely the obligations of Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any limited partner of Issuer or against the capital or any other asset of the General Partner or any member thereof or against any stockholder, employee, officer, director or incorporator of the General Partner or any such member. Fees, expenses or costs payable by Issuer hereunder shall be payable by Issuer to the extent and only to the extent that Issuer is reimbursed therefor pursuant to the Lease or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to ARTICLE 5. Nothing in this SECTION 13.17 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

                  IN WITNESS WHEREOF, the Trustee and Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                      ALAMO FINANCING L.P., as Issuer

                      By:   ALAMO FINANCING L.L.C.,
                            its General Partner

                            By:   /s/ Dwight Jenkins
                                  --------------------------------------------
                                  Name:       Dwight Jenkins
                                  Title:      Vice President and Assistant
                                                Secretary

                      ALAMO FINANCING L.L.C.


                      By:   /s/ Dwight Jenkins
                            --------------------------------------------------
                            Name: Dwight Jenkins
                            Title:Vice President and Assistant
                                        Secretary

                      THE BANK OF NEW YORK, as Trustee


                      By:   /s/ Erwin Soriano
                            --------------------------------------------------
                            Name:  Erwin Soriano
                            Title: Assistant Treasurer

                                   SCHEDULE I

                                DEFINITIONS LIST

                              DEFINITIONS TO ALAMO
                                 BASE INDENTURE



                                                                     SCHEDULE I
                                                                         TO THE
                                                                 BASE INDENTURE

                                DEFINITIONS LIST

                  "ACCRUED AMOUNTS" means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the applicable Series Supplement.

                  "ACCUMULATION PERIOD" means, with respect to any Series of Notes, the period, if any, specified in the applicable Series Supplement.

                  "ACQUIRED VEHICLE" means an Eligible Vehicle that is acquired or owned by, and titled in the name of, Lessor and leased to a Lessee under Annex A to the Base Lease on or after the Lease Commencement Date.

                  "ADDITIONAL BASE RENT" is defined in SECTION 6 of Annex B to the Base Lease.

                  "ADDITIONAL LESSEE CLOSING DATE" means the initial Vehicle Funding Date with respect to Vehicles (including Refinanced Vehicles) leased by an Additional Lessee.

                  "ADDITIONAL LESSEES" means those Subsidiaries of Republic from time to time becoming Lessees under the Lease in accordance with the requirements of SECTION 29 of the Base Lease.

                  "ADDITIONAL PERMITTED BENEFICIARIES" means, on any date, the Subordinated Creditors under (and as defined in) the Intercreditor Agreement that are named on such date as Beneficiaries under the Master Collateral Agency Agreement in respect of Lessee Grantor Master Collateral.

                  "ADDITIONAL SPREAD PERCENTAGE" means, as of any date of determination, the greater of 2.25% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Servicer.

                  "ADMINISTRATIVE SUBACCOUNT" means an internal administrative account established by the Trustee for record keeping purposes to facilitate the proper allocation of Collections within the Collection Account.

                  "AFFILIATE" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. For purposes of the Lease, the Lessor shall not be considered to be an Affiliate of any Lessee.

                  "AFFILIATE ISSUER" means ARG and any other special purpose entity that is an Affiliate of Republic that has entered into financing arrangements secured by one or more Series of Notes.

                  "AFFILIATE ISSUER LIQUIDATION EVENT" means, with respect to any Series of Notes, any event specified as such in the related Series Supplement.

                  "AFFILIATE JOINDER IN LEASE" is defined in SECTION 29.1 of the Base Lease.

                  "AGENT" means any Registrar or Paying Agent.

                  "AGGREGATE ASSET AMOUNT" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Vehicles that are Eligible Vehicles leased under the Lease as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, not delivered for Auction pursuant to any Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, PLUS (ii) all amounts receivable by the Lessor or a Lessee under the Lease as of such date (other than Excluded Payments) from Manufacturers under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Lessee or the Lessor financed under the Lease or the Indenture, as applicable, PLUS (iii) with regard to Eligible Vehicles leased under the Lease that have been delivered for Auction pursuant to a Manufacturer Program with a Manufacturer, all amounts receivable (other than amounts specified in clause (ii)) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, PLUS
(iv) with regard to Eligible Vehicles that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Lease, PLUS (v) with regard to Eligible Vehicles that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent under the Lease with respect to such Eligible Vehicles (net of amounts set forth in CLAUSES (II), (III) and (IV) above), PLUS (vi) cash and Permitted Investments on deposit in the Collection Account, MINUS
(vii) any Ineligible Asset Amount on such date.

                  "ALAMO" means Alamo Rent-A-Car, Inc., a Florida corporation, and any successor thereto.

                  "ALAMO LEASING" means Alamo Financing L.P., a special purpose Delaware limited partnership, and any successor thereto.

                  "AMORTIZATION COMMENCEMENT DATE" means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to SECTION 9.1 of the Base Indenture.

                  "AMORTIZATION EVENT" with respect to each Series of Notes, has the meaning specified in SECTION 9.1 of the Base Indenture.

                  "AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period, if any, following the Revolving Period (as defined in any related Series Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Series Supplement.

                  "ANNUAL NOTEHOLDERS' TAX STATEMENT" is defined in SECTION 6.4 of the Base Indenture.

                  "ARG" means ARG Funding Corp., a Delaware special purpose corporation.

                  "ASSETS" means any interest of any kind in any assets or property of any kind (including, without limitation, any security interest in Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by Issuer.

                  "ASSIGNMENT AGREEMENT" means the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among Lessor and/or one or more Lessees, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by such Manufacturer, assigning to the Master Collateral Agent certain of Lessor's and/or such Lessees' rights, title and interest in such Manufacturer's Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

                  "AUCTION" means the set of procedures specified in a Guaranteed Depreciation Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Manufacturer Program.

                  "AUTHORIZED FLEET PURCHASER" means a Person authorized by a Manufacturer to acquire Vehicles pursuant to, and to enforce such Manufacturer's obligations under, the Manufacturer Program of such Manufacturer.

                  "AUTHORIZED OFFICER" means (a) as to Issuer, any of the President, any Vice-President, the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the General Partner and those officers, employees and agents of the General Partner whose signatures and incumbency shall have been certified to the Trustee in such certificates as may be delivered by the General Partner to the Trustee from time to time as duly authorized to execute and deliver the Indenture, the Lease and any instruments, certificates, notices and other documents in connection therewith on behalf of the General Partner or Issuer and to take, from time to time, all other actions on behalf of the General Partner or Issuer in connection therewith and (b) as to the Servicer or any Lessee, any of the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer, and those officers, employees and agents of the Servicer or such Lessee whose signatures and incumbency shall have been certified to Issuer in such certificates as may be delivered by the Servicer or such Lessee to Issuer from time to time as duly authorized to execute and deliver the Lease and any instruments, certificates, notices and other documents in connection therewith on behalf of the Servicer or such Lessee and to take, from time to time, all other actions on behalf of the Servicer or such Lessee in connection therewith.

                  "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 ET SEQ.

                  "BASE AMOUNT" means, as of any date of determination, with respect to the Financing Lease, the sum of (i) the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, PLUS (ii) all past due and unpaid Monthly Base Rent and Additional Base Rent under the Financing Lease as of such date.

                  "BASE INDENTURE" means the Base Indenture, dated as of February 26, 1999, between Issuer and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.

                  "BASE LEASE" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of February 26, 1999, among the Lessor, Alamo and the Additional Lessees, if any, as the lessees thereunder, and Republic, as guarantor and servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, exclusive of Lease Annexes.

                  "BENEFICIAL INTEREST" means the 100% beneficial interest owned by Issuer in the Receivables Trust.

                  "BENEFICIARY" is defined in the preamble of the Master Collateral Agency Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of Republic, the General Partner or any of the Lessees, as applicable, or any authorized committee of such Board of Directors.

                  "BOOK-ENTRY NOTES" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in SECTION 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Chicago, Illinois.

                  "CAPITALIZED COST" means, (i) with respect to each Vehicle (other than Refinanced Vehicles) the amount payable to the Manufacturer, dealer or other seller selling such Vehicle in order to purchase such Vehicle, as established by the invoice delivered in connection with such Vehicle, and (ii) with respect to each Vehicle that is a Refinanced Vehicle, the initial purchase price thereof (as established by the invoice delivered in connection with such Vehicle at the time the Lessee purchased such Vehicle) less all Depreciation Charges accrued through the Vehicle Funding Date for such Vehicle; PROVIDED, HOWEVER, that with respect to any Vehicle, "Capitalized Cost" may include dealer profit to the extent consistent with reasonable industry standards and delivery charges but shall not include any taxes, registration fees or titling fees with respect to such Vehicle.

                  "CARRYING CHARGES" means, as of any day, without duplication, the aggregate of all Trustee fees, Monthly Servicing Fees and other fees and expenses and indemnity amounts, if any, payable by Issuer under the Indenture or the other Related Documents (including all fees payable in connection with any Enhancement), all out-of-pocket costs and expenses of Issuer incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents) and all other operating expenses of Issuer or the General Partner (including independent director fees and management fees, any fees payable to the Rating Agencies in connection with their rating of any Series of Notes and any fees or commissions payable in connection with the sale of any Series of Notes), in each case, which have accrued since the most recent Distribution Date and any such amounts which had accrued as of the most recent Distribution Date and remain unpaid.

                  "CARRYOVER CONTROLLED AMORTIZATION AMOUNT" means, with respect to any Series of Notes, the amount specified, if any, as such in the related Series Supplement.

                  "CARTEMPS" means Spirit Rent-A-Car, Inc. d/b/a CarTemps USA, an Ohio corporation, and any successor thereto.

                  "CARTEMPS LEASE" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of the date hereof, executed in connection with the issuance by CarTemps Leasing of the Variable Funding Rental Car Asset Backed Notes, Series 1999-1, among CarTemps Leasing, as lessor, CarTemps, as lessee, and Republic, as guarantor and servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "CARTEMPS LEASING" means CarTemps Financing L.P., a special purpose Delaware limited partnership, and any successor thereto.

                  "CASUALTY" means, with respect to any Vehicle, that (i) such Vehicle is lost, converted or stolen for a period of at least 90 days, (ii) such Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use (including vehicles that are rejected pursuant to SECTION
2.2 of the Base Lease) or (iii) in the case of a Program Vehicle not redesignated under SECTION 14 of the Base Lease, the return of such Vehicle cannot be, or is not, effected for any reason or the Manufacturer thereof did not accept such Vehicle for repurchase or Auction under the terms of the applicable Manufacturer Program, in either case, for any reason other than the Manufacturer's willful refusal or inability to comply with its obligations under its Manufacturer Program.

                  "CASUALTY PAYMENT" is defined in SECTION 7 of the Base Lease.

                  "CEDEL" means Cedel Bank, societe anonyme.

                  "CERTIFICATE OF TITLE" means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

                  "CERTIFICATED SECURITY" means a "certificated security" within the meaning of the applicable UCC.

                  "CHYSLER" means Chrysler Corporation, a Delaware corporation, or its successor.

                  "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear and Cedel.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" means the Initial Closing Date or any Series Closing Date.

                  "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

                  "COLLATERAL" is defined in SECTION 3.1 of the Base Indenture.

                  "COLLATERAL AGREEMENTS" means the Assignment Agreements, the Lease, the Master Collateral Agency Agreement, the Receivables Trust Agreement and any other agreements relating to the Lease or the Vehicles to which Issuer is a party.

                  "COLLECTION ACCOUNT" is defined in SECTION 5.1, of the Base Indenture.

                  "COLLECTIONS" means (i) all payments by, or on behalf of, any Lessee under the Lease, (ii) all payments on the Master Collateral allocable to the Trustee as a Beneficiary, including payments made by or on behalf of any Manufacturer or auction dealer, under the related Manufacturer Program with respect to Vehicles, but excluding Excluded Payments and payments made thereunder with respect to Exchanged Vehicles, (iii) all payments by or on behalf of any other Person as proceeds from the sale of Vehicles (other than Exchanged Vehicles) or payments of insurance proceeds and warranty payments which are required to be deposited into the Master Collateral Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise and (iv) all amounts earned on Permitted Investments of funds in the Collection Account. To the extent so specified in a Series Supplement, Collections shall also include all proceeds from the sale of the Notes issued under such Series Supplement.

                  "COMPANY ORDER" and "COMPANY REQUEST" means a written order or request signed in the name of Issuer by any one of its Authorized Officers and delivered to the Trustee.

                  "COMPANY VEHICLE" means an Eligible Vehicle that is titled in the name of Lessor in the States of Hawaii, Texas, Louisiana, Nevada, New Mexico, Washington, Oklahoma, Maryland or Delaware or any other state determined by the applicable Lessee, the lease of which shall be pursuant to Annex B to the Lease.

                  "CONDITION REPORT" means a condition report with respect to a Program Vehicle, signed and dated by the Lessee thereof and a Manufacturer or its agent in accordance with the applicable Manufacturer Program.

                  "CONSISTENT BASIS" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Republic, any of the Lessees or the Lessor, as applicable.

                  "CONSOLIDATED SUBSIDIARY" means, at any tune, with respect to any Lessee or the Guarantor, any Subsidiary or other entity the accounts of which would be consolidated with those of such Lessee or the Guarantor, as the case may be, in its consolidated financial statements as of such time.

                  "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under SUBCLAUSE (I) or (II) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTROL" means (a) with respect to a Security Entitlement, the Trustee (i) is identified in the records of the Securities Intermediary for such Security Entitlement as the person having such Security Entitlement against such Security Intermediary or (ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person; or (b) with respect to a United States Security Entitlement, (i) the Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as a fiscal agent for the issuer of such United States Security Entitlement and such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to the Trustee's securities account in such book entry system or (ii)(A) the Trustee (x) is identified in the records of the Securities Intermediary for such United States Security Entitlement as the person having such Security Entitlement against such Securities Intermediary or (y) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person, (B) the Securities Intermediary for such United States Securities Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Securities Entitlement and (C) such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to such Securities Intermediary's securities account in such book entry system.

                  "CONTROLLED AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

                  "CONTROLLED DISTRIBUTION AMOUNT" means, with respect to any Series of Notes, the amount (or amounts), if any, specified in the applicable Series Supplement.

                  "CONTROLLED GROUP" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is required to be treated, along with such Person, as a single controlled group of corporations or a controlled group of trades or businesses as described in Section 414(b) of the Code.

                  "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention:
Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and Issuer.

                  "DAILY REPORT" is defined in SECTION 24.6(V) of the Base
Lease.

                  "DEFAULTING MANUFACTURER" is defined in SECTION 18 of the Base Lease.

                  "DEFINITIONS LIST" means this Definitions List, as amended, restated, supplemented or modified from time to time in accordance with the terms of the Indenture.

                  "DEFINITIVE NOTES" is defined in SECTION 2.16(E) of the Base Indenture.

                  "DELIVERY" means (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Trustee or its nominee or custodian by an effective endorsement, or registered in the name of, the Trustee or its nominee or custodian endorsed in blank and (b) with respect to any Uncertificated Security, the issuer thereof registers the Trustee as the registered owner thereof or the Trustee otherwise satisfies the requirements of Revised Article 8.

                  "DEPRECIATION CHARGE" means, with respect to (a) any Program Vehicle subject to the GM Repurchase Program, the rate determined by dividing
(x) 100% MINUS the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of the GM Repurchase Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period (or, if such Vehicle is held past the Designated Period set forth in the Vehicle Order relating to such Vehicle, the applicable depreciation charge set forth in the GM Repurchase Program for such Vehicle calculated on a daily basis), (b) any Program Vehicle subject to a Manufacturer Program other than the GM Repurchase Program (but including any other Manufacturer Program provided by GM), the applicable depreciation charge set forth in the related Manufacturer Program for such Vehicle with respect to such Vehicle calculated on a daily basis and (c) any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by or on behalf of the Servicer in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the daily Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the date depreciation related to such Vehicle begins to the first day of the next month and the denominator of which is the number of days in such month. For the month in which a Program Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold (other than pursuant to the Manufacturer Program of a Manufacturer), the Depreciation Charge for the month in which such Vehicle is sold shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received by the Trustee from the sale of such Vehicle and the denominator of which is the number of days in such month.

                  "DEPRECIATION SCHEDULE" means the initial schedule of estimated daily depreciation prepared by the Servicer with respect to each type of Non-Program Vehicle that is an Eligible Vehicle, as revised from time to time by the Servicer thereof in its sole discretion, subject to SECTION 24.18 of the Base Lease.

                  "DESIGNATED PERIOD" means, with respect to any Program Vehicle subject to the GM Repurchase Program, the period designated by or on behalf of the Servicer in the applicable Vehicle Order relating to such Vehicle as the period of time for which the Servicer expects such Vehicle to be subject to the Lease.

                  "DESIGNATED VEHICLE" means a Vehicle owned by Issuer or a Financed Vehicle owned by any Lessee with respect to which the Servicer, the Lessee thereof or Issuer has notified the Master Collateral Agent in writing that such Vehicle has been designated to be exchanged for one or more Replacement Vehicles or released for exchange pursuant to an Exchange Agreement.

                  "DETERMINATION DATE" means the date three Business Days prior to each Distribution Date.

                  "DISPOSITION DATE" means with respect to any Program Vehicle or Non-Program Vehicle, (i) if such Vehicle was sold at Auction pursuant to a Guaranteed Depreciation Program or returned to a Manufacturer for repurchase pursuant to a Repurchase Program, the Turnback Date, (ii) if such Vehicle is an Exchanged Vehicle, the date on which such Vehicle became an Exchanged Vehicle,
(iii) if such Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party through an auction conducted by or through or arranged by the Manufacturer pursuant to its Guaranteed Depreciation Program), the date on which the proceeds of such sale are received by the Lessor, the Master Collateral Agent or the Trustee or
(iv) if such Vehicle becomes a Casualty or otherwise ceases to be an Eligible Vehicle (except as a result of a sale thereof), the date on which a Casualty Payment is received by the Lessor or the Trustee.

                  "DISTRIBUTION ACCOUNT" means, with respect to any Series of Notes, the account, if any, established as such pursuant to the applicable Series Supplement.

                  "DISTRIBUTION DATE" means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing March 22, 1999.

                  "DOLLAR" and the symbol "$" mean the lawful currency of the United States.

                  "DTC" means The Depository Trust Company.

                  "DUE DATE" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Manufacturer Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

                  "ELIGIBLE AFFILIATE" means an Affiliate of Republic that regularly operates a United States domestic daily car rental business and is not a Lessee.

                  "ELIGIBLE FRANCHISEE" means a franchisee of a Lessee having rental offices located in the United States which meets the normal credit and other approval criteria of such Lessee, and which may be an Affiliate of such Lessee; PROVIDED that no Lessee shall permit any Eligible Franchisee to garage or lease Vehicles at offices outside of the United States.

                  "ELIGIBLE RECEIVABLE" means a legal, valid and binding receivable (a) due from a Manufacturer under a Manufacturer Program (other than Excluded Payments) to the Lessor or any Lessee or a creditor of such Lessee,
(b) in respect of a Program Vehicle purchased by such Manufacturer or sold at auction pursuant to such Manufacturer's Manufacturer Program, and with respect to which either (i) the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase or (ii) such Vehicle is in an Initial Fleet of a Lessee seeking to refinance such receivable, (c) owned by the Lessor or such Lessee or such creditor free and clear of all Liens other than Permitted Liens and (d) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent and with respect to which the Trustee is designated as the Beneficiary pursuant to the Master Collateral Agency Agreement; PROVIDED that no amount receivable from a Manufacturer under a Manufacturer Program shall be an Eligible Receivable at the time of being financed or refinanced if such amount remains unpaid more than ten (10) days after the Due Date in respect of such payment.

                  "ELIGIBLE VEHICLE" means, on any date of determination, a Vehicle (i) that either is a Program Vehicle or a Non-Program Vehicle, in each case at the time of leasing under the Lease, (ii) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefor. (iii) that is owned by Issuer or the Lessee thereof free and clear of all Liens other than Permitted Liens, (iv) other than, to the extent permitted under the Lease, Vehicles in an Initial Fleet, with respect to which the Master

Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation and (v) that is a Related Vehicle with the Trustee designated as the Beneficiary pursuant to the Master Collateral Agency Agreement.

                  "ENHANCEMENT" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement

                  "ENHANCEMENT AGREEMENT" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

                  "ENHANCEMENT AGREEMENT EVENT OF DEFAULT" means with respect to any Series of Notes any event of default under any Enhancement Agreement specified in the related Series Supplement, after giving effect to any applicable cure periods.

                  "ENHANCEMENT AMOUNT" is defined, with respect to any Series of Notes, in the related Series Supplement.

                  "ENHANCEMENT DEFICIENCY" is defined, with respect to any Series of Notes, in the related Series Supplement.

                  "ENHANCEMENT PROVIDER" means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "EUROCLEAR" means Euroclear System.

                  "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect: or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

                  (c) the board of directors or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in CLAUSE (B) above.

                  "EXCESS DAMAGE CHARGES" means, with respect to any Program Vehicle, the amount charged to Issuer (or any Lessee) or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to (i) damage over a prescribed limit, (ii) if applicable, damage not subject to a prescribed limit and (iii) missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent or designee for repurchase or Auction pursuant to the applicable Manufacturer Program.

                  "EXCESS MILEAGE CHARGES" means, with respect to any Program Vehicle, the amount charged to Issuer (or any Lessee) or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent or designee for repurchase or Auction pursuant to the applicable Manufacturer Program.

                  "EXCHANGE ACCOUNT" means an account with a Qualified Intermediary held for the benefit of Issuer or any Lessee, as applicable, and established pursuant to an Exchange Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE AGREEMENT" means an agreement among Issuer, any Lessee and a Qualified Intermediary which provides for the assignment by Issuer and such Lessee, respectively, to such Qualified Intermediary of (a) Exchanged Vehicles, (b) all Exchanged Vehicle Repurchase Rights, (c) all right, title and interest of Issuer or such Lessee, as applicable, in, to and under any contracts for the sale of any Exchanged Vehicles and (d) all right, title and interest of Issuer or such Lessee, as applicable, in, to and under any contracts for the purchase of Replacement Vehicles; PROVIDED that any such Exchange Agreement will not become effective with respect to Vehicles subject to the Lease until (i) satisfaction of the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes and (ii) Issuer and such Lessee shall have received opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered on the Initial Closing Date.

                  "EXCHANGE ASSIGNMENT AGREEMENT" means an agreement with respect to a Manufacturer and its Manufacturer Program, entered into or to be entered into among Issuer and/or any Lessee, as assignor, and the Manufacturer, permitting Issuer and/or such Lessee to assign to the Qualified Intermediary Issuer's and/or such Lessee's right, title and interest in Exchanged Vehicle Repurchase Rights arising under such Manufacturer Program, which agreement will
(i) not become effective until satisfaction of the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes and (ii) be in form and substance reasonably satisfactory to counsel acceptable to the Trustee.

                  "EXCHANGE DATE" is defined, with respect to any Series of Notes, in the related Series Supplement.

                  "EXCHANGE DOCUMENTS" means, with respect to any like kind exchange transaction, the Exchange Agreement, Exchange Assignment Agreement and Exchange Financing Agreement.

                  "EXCHANGE FINANCING AGREEMENT" means an agreement entered into between the Qualified Intermediary acting in its capacity as the qualified intermediary of Issuer or a Lessee and the Exchange Lender pursuant to which the Exchange Lender agrees to finance the purchase of Replacement Vehicles by the Qualified Intermediary on behalf of Issuer, which financing is non-recourse to Issuer and the Qualified Intermediary and is secured by Exchanged Vehicle Repurchase Rights arising from time to time; PROVIDED that any such Exchange Financing Agreement will not become effective with respect to Vehicles subject to the Lease until (i) satisfaction of the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes and (ii) Issuer obtains opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered as of the Initial Closing Date.

                  "EXCHANGE LENDER" means a third party provider of financing to the Qualified Intermediary acting in its capacity as the qualified intermediary of Issuer for the purchase of Replacement Vehicles.

                  "EXCHANGED VEHICLE" means a Designated Vehicle that (a) (i) if subject to a Manufacturer Program, has been accepted for repurchase by the Manufacturer under the related Repurchase Program, or (ii) if not subject to a Repurchase Program, has been sold to a third party, (b) (i) with respect to which Issuer or any Lessee has received or concurrently receives delivery of one or more Replacement Vehicles with an aggregate Net Book Value equal to or greater than the Termination Value of such Designated Vehicles or (ii) with respect to which the release of the Lien of the Master Collateral Agent thereon would not cause an Amortization Event or Potential Amortization Event with respect to any Series of Notes to exist and (c) with respect to which the Lien of the Master Collateral Agent has been released in accordance with SECTION 2.7 of the Master Collateral Agency Agreement.

                  "EXCHANGED VEHICLE INSURANCE PAYMENTS" means, with respect to each Exchanged Vehicle, all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any Exchanged Vehicle.

                  "EXCHANGED VEHICLE REPURCHASE RIGHTS" means, with respect to each Exchanged Vehicle that is a Program Vehicle, all right, title and interest of Issuer or any Lessee in, to and under each Manufacturer Program associated with such Exchanged Vehicle, to the extent such right, title and interest relate to such Exchanged Vehicle, including any amendments thereof and all monies due and to become due in respect of such Exchanged Vehicle under or in connection with such Manufacturer Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

                  "EXCLUDED PAYMENTS" means the following amounts payable to any Lessee or Lessor (whether payable under the Manufacturer Programs or otherwise): (i) all incentive payments payable to such Lessee or Lessor to purchase vehicles (but not any amounts payable to such Lessee or Lessor by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (ii) all amounts payable to such Lessee or Lessor as compensation for the preparation by such Lessee or Lessor of newly delivered vehicles and (iii) all amounts payable to such Lessee or Lessor in reimbursement for warranty work performed by such Lessee or Lessor on the vehicles.

                  "EXISTING INDEBTEDNESS" means, with respect to a specified Person, Indebtedness of such Person issued and outstanding on the date such Person becomes a party to any Related Document, and any renewals, extensions or refundings thereof, but not any increases in the principal amounts thereof or interest rates and fees thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

                  "EXPECTED FINAL DISTRIBUTION DATE" means, with respect to any Series of Notes, the date, if any, stated in the related Series Supplement as the date on which such Series of Notes is expected to be paid in full.

                  "FAIR MARKET VALUE" means, with respect to any Vehicle as of any date of determination, the wholesale market value of such Vehicle as specified in the Related Month's published Lease Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; PROVIDED, that if the Lease Guide is not being published or the Lease Guide is being published but such Vehicle is not included therein, the Finance Guide at the beginning of the model year shall be used to estimate the wholesale market value of the Vehicle, based on the Vehicle's model class and model year or the closest model class and model year thereto and a vehicle condition of "average" (as defined in the Finance Guide); PROVIDED, FURTHER, that if the Finance Guide is not being published or the Finance Guide is being published but such Vehicle is not included therein, the wholesale market value of such Vehicle shall be based on an independent third-party data source, and determined in accordance with a methodology, with respect to which the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied; PROVIDED, FURTHER, that if no such third-party data source or methodology shall have been so approved or any such third-parry source or methodology is not available, the wholesale market value of such Vehicle shall be the Capitalized Cost of such Vehicle less depreciation charges at a rate equal to the Republic Historical Depreciation Rate as of such date of the Capitalized Cost of such Vehicle since the date of such Vehicle's purchase.

                  "FINANCE GUIDE" means the Black Book Official Finance/Lease Guide.

                  "FINANCED VEHICLE" means an Eligible Vehicle subject to the Financing Lease.

                  "FINANCING LEASE" means the Base Lease supplemented by Annex B to the Base Lease.

                  "FINANCING SOURCE" is defined in the preamble of the Master Collateral Agency Agreement.

                  "FLEET PURCHASE AMOUNT" means, with respect to any Series of Notes, the amount set forth in the applicable Series Supplement.

                  "FLEET PURCHASE TRANSACTION" means a transaction in which a Lessee purchases in a single transaction a pool of Eligible Vehicles with respect to which each of the following is true: (a) the aggregate Net Book Value of the vehicles in such pool, together with the aggregate Net Book Value (as of the date of inclusion in an Initial Fleet) of all vehicles leased under the Lease during the preceding 12 calendar months which were acquired by a Lessee in a Fleet Purchase Transaction, is less than the aggregate of the Fleet Purchase Amounts with respect to each Outstanding Series of Notes, (b) all the vehicles in such pool are titled in the name of the same wholly owned Subsidiary of Republic, (c) all the certificates of title for the vehicles in such pool show the same party as lienholder and (d) the named lienholder in respect of such vehicles is rated at least investment grade by each Rating Agency with respect to each outstanding Series of Notes.

                  "FLEET SHARING AGREEMENT" means, with respect to the Lease, an agreement pursuant to which a Lessee agrees to let a Fleet Sharing Party use Vehicles leased by such Lessee under the Lease.

                  "FLEET SHARING PARTY" means an Eligible Affiliate or Eligible Franchisee that is using Vehicles pursuant to a Fleet Sharing Agreement.

                  "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

                  "GENERAL PARTNER" means Alamo Financing L.L.C., a Delaware special purpose limited liability company.

                  "GLOBAL NOTE" means a Restricted Global Note, a Temporary Global Note or a Permanent Global Note.

                  "GM" means General Motors Corporation, a Delaware corporation, or its successor.

                  "GM REPURCHASE PROGRAM" means the Manufacturer Program titled "General Motors Corporation Passenger Car and Light Duty Truck 100% Repurchase Program for Daily Rental Operators - Program No. 99-02," and any substantially similar Manufacturer Program of GM for any other model years, pursuant to which the repurchase price for any Program Vehicle subject thereto is calculated based upon a specified percentage of the Capitalized Cost of such Vehicle and the month of return as set forth in such Manufacturer Program.

                  "GP LIMITED LIABILITY COMPANY AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of February 10, 1999, as amended, modified or supplemented from time to time in accordance with its terms.

                  "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

                  "GUARANTEED DEPRECIATION PROGRAM" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with the Lessor or any Lessee to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to the Lessor or such Lessee by such auction dealer after such sale and (c) pay to the Lessor or such Lessee the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to the Lessor or such Lessee by an auction dealer pursuant to CLAUSE (B) above.

                  "GUARANTOR" means Republic, in its capacity as guarantor of each Lessee's obligations under the Lease.

                  "GUARANTY" is defined in SECTION 28.1 of the Base Lease.

                  "INDEBTEDNESS", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or
(ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "INDEMNIFIED PERSONS" is defined in SECTION 15.1 of the Base Lease.

                  "INDENTURE" means the Base Indenture, together with all Series Supplements, as the same may be amended, restated, modified or supplemented from time to time.

                  "INELIGIBLE ASSET AMOUNT" means, as of any date of determination, an amount equal to the sum (without duplication) of (a) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by any Lessee or the Lessor under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Lease from a Manufacturer with respect to which a Manufacturer Event of Default specified in CLAUSE (I) and (II) of the definition of "Manufacturer Event of Default" has occurred, plus (b) the aggregate of all Eligible Receivables financed under the Lease or the Indenture owed by a Manufacturer under and in accordance with a Manufacturer Program with respect to which a Manufacturer Event of Default specified in CLAUSE (I) or
(II) of the definition of "Manufacturer Event of Default" has occurred, plus
(c) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by any Lessee or the Lessor from a Manufacturer under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Lease which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (d) the aggregate of all Eligible Receivables financed under the Lease or the Indenture as of such date owed by a Manufacturer under and in accordance with a Manufacturer Program which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (e) the aggregate of all amounts specified in clauses (iii) and (iv) of the definition of "Aggregate Asset Amount" which are unpaid more than 30 days past the applicable disposition date, plus (f) the aggregate of all amounts specified in clause (v) of the definition of "Aggregate Asset Amount" which are past due as of such date and in respect of which any grace period provided for in the applicable Lease for the making of such payments has expired.

                  "INELIGIBLE VEHICLE" means a Vehicle that is not an Eligible Vehicle.

                  "INITIAL CLOSING DATE" means the date on which the Lease commences.

                  "INITIAL DETERMINATION DATE" means, with respect to any Vehicle, the Determination Date with respect to the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurs.

                  "INITIAL FLEET" means (a) on the date any Additional Lessee is added pursuant to SECTION 29 of the Lease, the Eligible Vehicles titled in the name of such Additional Lessee prior to the date such party becomes an Additional Lessee which are refinanced by the Lessor under the Lease pursuant to the initial Vehicle Order of such Additional Lessee, and (b) on any other Vehicle Funding Date, the Refinanced Vehicles included in a Fleet Purchase Transaction.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement, dated as of February 26, 1999, by and among Republic, Alamo, National, CarTemps, certain subordinated creditors listed on Schedule A thereto from time to time and certain senior creditors listed on Schedule B thereto from time to time, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "INTEREST COLLECTIONS" means on any date of determination, all Collections which, pursuant to the Lease, represent payments of Monthly Variable Rent or Monthly Finance Rent PLUS any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

                  "INTEREST PERIOD" means, with respect to any Series of Notes, the period specified in the related Series Supplement.

                  "INVESTED AMOUNT" means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

                  "INVESTED PERCENTAGE" means, with respect to any Series of Notes, the percentage specified in the applicable Series Supplement.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

                  "ISSUER" means Alamo Financing L.P., a Delaware limited partnership, as issuer of the Notes, unless a successor replaces it and, thereafter, means the successor.

                  "ISSUER OBLIGATIONS" means all principal and interest, at any time and from time to time, owing by Issuer on the Notes and all costs, fees and expenses payable by, or obligations of, Issuer under the Indenture and/or the Related Documents.

                  "LEASE" means the Base Lease, together with all Lease Annexes, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "LEASE ANNEX" means Annex A or Annex B to the Base Lease, as the same may be amended, supplemented, restated or modified from time to time in accordance with its terms.

                  "LEASE COMMENCEMENT DATE" is defined in SECTION 3.2 of the Base Lease.

                  "LEASE EVENT OF DEFAULT" is defined in SECTION 17.1 of the Base Lease.

                  "LEASE EXPIRATION DATE" is defined in SECTION 3.2 of the Base Lease.

                  "LEASE GUIDE" means the National Automobile Dealers Association, Official Used Car Guide, Central Edition.

                  "LEASE PAYMENT DEFICIT" means, for any Related Month, an amount equal to the excess, if any, of (a) the aggregate amount of payments required to be made under the Lease with respect to the Related Month, over (b) the aggregate amount of payments actually made under the Lease with respect to the Related Month.

                  "LEASE PAYMENT RIGHTS" means all rights of Issuer to receive payments of Monthly Base Rent, Additional Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payments, Casualty Payments and Monthly Supplemental Payments under the Lease, whether payable by any Lessee or the Guarantor.

                  "LEASING COMPANY LEASE" means, collectively, the National Lease, the CarTemps Lease and any other vehicle lease to which Republic or an Affiliate of Republic is a party that together with the Lease, the National Lease and the CarTemps Lease secures the obligations of an Affiliate Issuer.

                  "LESSEE" means each of Alamo and each Additional Lessee, in its capacity as a lessee under the Lease, or any successor by merger to any such Person, in accordance with SECTION 25.1 of the Base Lease, or any other permitted successor or assignee of such Person, in its capacity as a lessee, pursuant to SECTION 16 of the Base Lease.

                  "LESSEE AGREEMENTS" means any and all Fleet Sharing Agreements entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to any Lessee under the Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

                  "LESSOR" means Issuer, in its capacity as the lessor under the Lease.

                  "LIABILITIES" means all obligations to the Lessor of the Lessees or the Guarantor arising under or in connection with the Lease, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim.

                  "LIEN" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

                  "LIMITED LIQUIDATION EVENT OF DEFAULT" means, with respect to any Series of Notes, any event specified as such in the related Series Supplement.

                  "LIQUIDATION EVENT OF DEFAULT" means, so long as such event or condition continues, any of the following: (a) any event or condition of the type described in SECTION 9.1(A) of the Base Indenture, (b) an event specified in SECTION 9.1(B)(I) of the Base Indenture, (c) an Event of Bankruptcy with respect to CarTemps, National or any other lessee under a Leasing Company Lease, (d) an Event of Bankruptcy with respect to CarTemps Leasing, NFLP, any other lessor under a Leasing Company Lease, the General Partner, the general partner of CarTemps Leasing or NFLP or the general partner of any other lessor under a Leasing Company Lease or (e) a payment default under any Leasing Company Lease (after giving effect to any grace period therefor set forth therein).

                  "MANUFACTURER" means a manufacturer or distributor of passenger automobiles and/or light trucks.

                  "MANUFACTURER EVENT OF DEFAULT" means, with respect to a Manufacturer, (i) the failure by such Manufacturer (or if such Manufacturer's Manufacturer Program is a Guaranteed Depreciation Program, such Manufacturer or any related auction dealers) to pay any amount when due under such Manufacturer's Manufacturer Program with respect to a Program Vehicle turned in to such Manufacturer and such failure continues for more than one hundred (100) days following the Due Date ("PAST DUE AMOUNTS") and the aggregate Past Due Amounts owing to any of the Lessees, any other lessee under a Leasing Company Lease, the Lessor or any other lessor under a Leasing Company Lease from such Manufacturer are equal to or in excess of the lesser of (x) $25 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of Program Vehicles, in each case net of Past Due Amounts, aggregating no more than $50 million, (A) that are the subject of a good faith dispute as evidenced in a writing by any of the Lessees, any other lessee under a Leasing Company Lease, the Lessor or any other lessor under a Leasing Company Lease, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Program Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which such Lessee, such other lessee, the Lessor or such other lessor has provided adequate reserves as reasonably determined by such Person, (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer or (iii) the termination of such Manufacturer's Manufacturer Program or the failure of such Manufacturer's Repurchase Program or Guaranteed Depreciation Program to meet the requirements of a Manufacturer Program.

                  "MANUFACTURER PAYMENT RIGHTS" means all rights of Issuer under any Manufacturer Program to receive payments on account of Repurchase Prices of Program Vehicles.

                  "MANUFACTURER PROGRAM" means, at any time, any Repurchase Program or Guaranteed Depreciation Program that is in full force and effect with a Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (A) with respect to the GM Repurchase Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to the Manufacturer, MINUS Excess Mileage Charges, MINUS Excess Damage Charges MINUS other similar charges, or (B) with respect to any Manufacturer Program other than the GM Repurchase Program (but including any other Manufacturer Program provided by GM), the Capitalized Cost of each Vehicle, MINUS all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase or auction, MINUS Excess Mileage Charges, MINUS Excess Damage Charges MINUS other similar charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) under which, with respect to Acquired Vehicles and Company Vehicles, Lessor is an Authorized Fleet Purchaser or, with respect to Financed Vehicles (other than Company Vehicles), the Lessee thereof is an authorized Fleet Purchaser and, in each case, the assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement (PROVIDED that Issuer may also assigned to the Qualified Intermediary and the Exchange Lender Issuer's rights to the Exchanged Vehicle Repurchase Rights with respect to Exchanged Vehicles), and Issuer, the Master Collateral Agent and the Trustee have been provided with an officer's certificate or opinion of counsel reasonably satisfactory to them that Issuer (and the Master Collateral Agent on behalf of Issuer and the Trustee) can enforce the applicable Manufacturer's obligations thereunder with respect to Program Vehicles other than Exchanged Vehicles.

                  "MANUFACTURER RECEIVABLE" means an amount due from a Manufacturer or auction dealer under a Manufacturer Program in respect of or in connection with a Program Vehicle turned back to such Manufacturer.

                  "MASTER COLLATERAL" is defined in SECTION 2.1(B) of the Master Collateral Agency Agreement.

                  "MASTER COLLATERAL ACCOUNT" is defined in SECTION 2.5 of the Master Collateral Agency Agreement.

                  "MASTER COLLATERAL AGENCY AGREEMENT" means the Third Amended and Restated Master Collateral Agency Agreement, dated as of February 26, 1999 among NFLP, Alamo Leasing, CarTemps Leasing, National, Alamo and CarTemps, as grantors, Republic, as master servicer, the various Financing Sources from time to time parties thereto, the various Beneficiaries from time to time parties thereto, and the Master Collateral Agent, as further amended, restated, modified or supplemented from time to time.

                  "MASTER COLLATERAL AGENT" means Citibank, N.A., in its capacity as master collateral agent under the Master Collateral Agency Agreement and any successor thereto or permitted assign in such capacity thereunder.

                  "MATERIAL ADVERSE EFFECT" means (A) with respect to any Lessee, Lessor or Republic, and any occurrence, event or condition with respect to any of them:

                           (i) a material adverse change in the financial
                  condition, business, assets or operations of such Lessee, Lessor or Republic, as the case may be, and its Consolidated Subsidiaries taken as a whole, that materially adversely affects the ability of such Lessee, Lessor or Republic to perform its respective obligations under any of the Related Documents; or

                           (ii) a material adverse effect on the ability of
                  such Lessee, Lessor or Republic, as the case may be, to perform its material obligations under any of the Related Documents; and

(B) with respect to any Series of Notes, an adverse effect on (i) the enforceability of the Lease or (ii) the priority or perfection of the Trustee's or the Master Collateral Agents' Lien on a material portion of the Collateral or Master Collateral, respectively.

                  "MONTHLY BASE RENT" with respect to the Acquired Vehicles and the Financed Vehicles, respectively, is defined in the related Lease Annex.

                  "MONTHLY FINANCE RENT" is defined in SECTION 6 of Annex B to the Base Lease.

                  "MONTHLY NOTEHOLDERS STATEMENT" means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement.

                  "MONTHLY SERVICING FEE" is defined in SECTION 26.1 of the Base Lease.

                  "MONTHLY SUPPLEMENTAL PAYMENT" is defined in SECTION 6 of Annex B to the Base Lease.

                  "MONTHLY VARIABLE RENT" is defined in SECTION 9 of Annex A to the Base Lease.

                  "MONTHLY VEHICLE STATEMENT" is defined in SECTION 24.6 of the Base Lease.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOVER PLAN" means a Pension Plan defined in Section 4001 of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means a Pension Plan maintained by members of more than one Controlled Group.

                  "NAMED LESSEE" is defined in SECTION 8 of the Base Lease.

                  "NAMED SERVICER" is defined in SECTION 26.3 of the Base
Lease.

                  "NATIONAL" means National Car Rental System, Inc., a Delaware corporation, and any successor thereto.

                  "NATIONAL LEASE" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of the date hereof, executed in connection with the issuance by NFLP of the Variable Funding Rental Car Asset Backed Notes, Series 1999-1, among NFLP, as lessor, National, as lessee, and Republic, as servicer, as the same may be amended, supplemented, restated or otherwise modified form time to time in accordance with the terms thereof.

                  "NET BOOK VALUE" means, with respect to any Vehicle being leased under the Lease (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Vehicle to but excluding the Initial Determination Date for such Vehicle, the Capitalized Cost of such Vehicle, (b) as of the Initial Determination Date for such Vehicle, (i) the Capitalized Cost for such Vehicle MINUS (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurred, (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Vehicle as calculated on the immediately preceding Determination Date MINUS (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle during the Related Month (through the last day thereof), LESS, (d) if such Vehicle is a Non-Program Vehicle which was leased under the Financing Lease on the last day of the Related, an amount equal to
(i) the amount of Additional Base Rent, if any, paid (or, prior to the applicable Payment Date, payable) on the Payment Date immediately following such Related Month DIVIDED by (ii) the number of Non-Program Vehicles leased under the Financing Lease on the last day of the Related Month. After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Vehicle shall be the Net Book Value calculated for such Vehicle on the most recent Determination Date.

                  "NFLP" means National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership, and any successor thereto.)

                  "NON-PROGRAM MAXIMUM TERM" means, with respect to a Non-Program Vehicle, the earlier of (x) the last day of the forty-second (42nd) month after the date of the original new dealer invoice for such Non-Program Vehicle and (y) the last day of the maximum Vehicle Lease term for such Non-Program Vehicle under the Lease.

                  "NON-PROGRAM VEHICLE" means a Vehicle which is not subject to a Manufacturer Program at the time of its leasing under the Lease or which is redesignated as a Non-Program Vehicle pursuant to SECTION 14 of the Lease.

                  "NON-PROGRAM VEHICLE REPORT" is defined in SECTION 24.6 of the Base Lease.

                  "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "NOTE RATE" means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

                  "NOTE REGISTER" means the register maintained pursuant to
SECTION 2.6(A) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

                  "NOTE RECEIVABLES TRUST AGREEMENT" means the trust agreement dated as of February 26, 1999 between Issuer, as grantor, and The Bank of New York (Delaware), as trustee, relating to the Series 1999-1 Demand Note and the Subordinated Note.

                  "NOTEHOLDER" and "HOLDER" means the Person in whose name a
Note is registered in the Note Register.

                  "NOTES" is defined in the recitals to the Base Indenture.

                  "NOTICE OF CLAIM" is defined in SECTION 15.4 of the Base
Lease.

                  "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of the Guarantor, Lessor or the applicable Lessee, as the case may be.

                  "OPERATING LEASE" means the Base Lease as supplemented by Annex A to the Base Lease.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Lessor or any Lessee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer's Certificate as to the truth of such factual matter.

                  "OUTSTANDING" is defined, with respect to any Series of Notes, in the related Series Supplement.

                  "PAIRED SERIES" is defined in SECTION 5.5 of the Base
Indenture.

                  "PAYING AGENT" is defined in SECTION 2.6(A) of the Base Indenture.

                  "PAYMENT DATE" means the 20th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing March 22, 1999.

                  "PAYOFF LETTER" means a letter dated on or prior to the applicable Vehicle Funding Date of a Refinanced Vehicle or funding date of Eligible Receivables specifying the amount required to pay in full all indebtedness of Lessor or the applicable Lessee secured by such Refinanced Vehicles or Eligible Receivables on such Vehicle Funding Date or funding date.

                  "PENSION PLAN" means, with respect to any Person, any "employee pension benefit plan", as such term in defined in ERISA, which is subject to Title IV of ERISA and to which any company in the Controlled Group of which such Person is a member has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 or ERISA.

                  "PERMANENT GLOBAL NOTE" is defined in SECTION 2.5(B) of the Base Indenture.

                  "PERMITTED ENCUMBRANCES" means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien on the properties and assets of a Subsidiary of an Lessee, securing Indebtedness owing to such Lessee; (c) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (d) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of any Lessee or any Subsidiary; (e) a Lien constituting a lease or sublease granted by any Lessee or any Subsidiary to others in the ordinary course of business; (f) a Lien existing on (i) property of any Person at the time such Person becomes a Consolidated Subsidiary of any Lessee or (ii) any asset prior to the acquisition thereof by any Lessee or a Consolidated Subsidiary, but only, in the case of either CLAUSE
(I) or (II), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Consolidated Subsidiary of any Lessee or such property is acquired and to fixed improvements thereafter erected on such property; (g) a Lien in existence on the Initial Closing Date, but only, in the case of each such Lien, to the extent it secures Existing Indebtedness; (h) a Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien: (i) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the less of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to any Lessee or a Consolidated Subsidiary of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (i) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of CLAUSE (F), (G) or (H) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter after erected on such property; and (j) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days. For this purpose "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of any Lessee or any Consolidated Subsidiary that, within 90 days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which neither such Lessee nor any Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

                  "PERMITTED INVESTMENTS" means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 by Moody's and A-1 or higher by Standard & Poor's and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than "AA", in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of
(x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+"; (iv) bankers' acceptances issued by any depositary institution or trust company described in CLAUSE (II) above; (v) investments in money market funds rated "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's; (vi) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+"; (vii) repurchase agreements involving any of the Permitted Investments described in CLAUSES (I) and (VI) above and the certificates of deposit described in CLAUSE (II) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Rating Agencies; and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

                  "PERMITTED LIENS" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of the Lessor pursuant to the Lease, (iv) Liens pursuant to an Exchange Assignment Agreement and (v) the Liens in favor of the Trustee pursuant to the Indenture and Liens in favor of the Master Collateral Agent pursuant to the Master Collateral Agency Agreement.

                  "PERSON" means any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership, joint stock company, corporation, trust, unincorporated organization or Government Authority.

                  "PHYSICAL PROPERTY" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

                  "POTENTIAL AMORTIZATION EVENTS" means, with respect to any Series of Notes, any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Notes.

                  "POTENTIAL ENHANCEMENT AGREEMENT EVENT OF DEFAULT" means an event which, with the giving of notice, the passage of time or both, would constitute an Enhancement Agreement Event of Default under the Enhancement Agreement.

                  "POTENTIAL LEASE EVENT OF DEFAULT" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

                  "POTENTIAL MANUFACTURER EVENT OF DEFAULT" means an event which, with the giving of notice, the passage of time or both, would constitute a Manufacturer Event of Default.

                  "PRINCIPAL COLLECTIONS" means any Collections other than Interest Collections.

                  "PRINCIPAL TERMS" is defined in SECTION 2.3 of the Base Indenture.

                  "PROGRAM VEHICLE" means a Vehicle eligible under, and subject to, a Manufacturer Program.

                  "QUALIFIED INSTITUTION" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; PROVIDED, HOWEVER, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor's a long-term indebtedness rating note lower than AA- and a short-term indebtedness rating of A-1+ and from Moody's a long-term indebtedness rating not lower than A-2 and a short-term indebtedness rating of P-1, or (ii) such other rating with respect to which the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes has been satisfied.

                  "QUALIFIED INTERMEDIARY" means a party, rated not less than A by Standard & Poor's and A2 by Moody's and designated in an Exchange Agreement as an intermediary for exchanges of Vehicles by Issuer or any Lessee pursuant to such Exchange Agreement.

                  "RAPID AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

                  "RATING AGENCY" means, with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for (x) such Series of Notes or any class thereof, (y) a series of notes issued by an Affiliate Issuer secured by such outstanding Series of Notes or (z) commercial paper notes issued to fund the purchase of a series of notes issued by an Affiliate Issuer secured by such outstanding Series of Notes, in each case, at the request of Issuer or any Lessee.

                  "RATING AGENCY CONFIRMATION AND CONSENT CONDITION" with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "RATING AGENCY CONFIRMATION CONDITION" with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "RECEIVABLES TRUST" means the trust created under and pursuant to the Receivables Trust Agreement.

                  "RECEIVABLES TRUST AGREEMENT" means the trust agreement dated as of February 26, 1999 between Issuer, as grantor, and The Bank of New York (Delaware), as trustee.

                  "RECEIVABLES TRUSTEE" means The Bank of New York (Delaware), in its capacity as trustee under the Receivables Trust Agreement.

                  "RECORD DATE" means, with respect to any Series of Notes and any Distribution Date, the date specified in the applicable Series Supplement.

                  "REFINANCED VEHICLES" means Eligible Vehicles (a) owned by Lessor or any Lessee prior to the Lease Commencement Date under the Lease (i) which are (A) subject to the lien of the Master Collateral Agent or (B) listed on Schedule II to the Base Indenture and a first priority lien on which has been assigned to the Master Collateral Agent and (ii) are refinanced by Lessor under the Lease on the Initial Closing Date, (b) owned by any Additional Lessee prior to the Additional Lessee Closing Date with respect to such Additional Lessee (i) a first priority lien in which has been assigned to the Master Collateral Agent, and (ii) which are refinanced by Lessor under the Financing Lease on the Additional Lessee Closing Date with respect to such Additional Lessee, (c) owned by Lessor or a Lessee and (i) with respect to which the lien of the Master Collateral Agent is noted on the Certificate of Title and (ii) which are refinanced by Lessor under the Lease on any date after the Lease Commencement Date under the Lease or (d) acquired by a Lessee in a Fleet Purchase Transaction (i) a first priority lien in which has been assigned to the Master Collateral Agent and (ii) which are refinanced by Lessor under the Financing Lease.

                  "REFINANCED VEHICLE SCHEDULE" has the meaning specified in
SECTION 2.1(B) of the Base Lease.

                  "REGISTRAR" is defined in SECTION 2.6(A) of the Base
Indenture.

                  "REGULATION S" is defined in SECTION 2.5(B) of the Base Indenture.

                  "RELATED DOCUMENTS" means, collectively, the Collateral Agreements, the Base Indenture, the Notes, any Enhancement Agreement, any Swap Agreement and any agreements relating to the issuance or the purchase of any of the Notes or the Lease.

                  "RELATED MONTH" means, (i) with respect to any Payment Date, Determination Date or Distribution Date, the most recently ended calendar month and (ii) with respect to an Interest Period, the month in which such Interest Period commences; PROVIDED, HOWEVER, that with respect to the above CLAUSE (I), the initial Related Month shall be the period from and including the date of issuance of the first Series of Notes to and including the last day of the calendar month in which such issuance occurs.

                  "RELATED VEHICLES" is defined in SECTION 2.2 of the Master Collateral Agency Agreement.

                  "RENT", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in SECTION 9 of Annex A to the Base Lease and in
SECTION 6 of Annex B to the Base Lease, respectively.

                  "REPLACEMENT VEHICLE" means an Eligible Vehicle (i) which is owned by Issuer or any Lessee, (ii) which is in the possession of Issuer or any Lessee, (iii) with respect to which the Vehicle Perfection and Documentation Requirements have been satisfied, (iv) which is subject to no Liens other than the Lien of the Master Collateral Agent and (v) which (a) has been acquired pursuant to an Exchange Agreement as a Replacement Vehicle for a Designated Vehicle or Designated Vehicles, (b)(1) has a Net Book Value equal to or greater than the aggregate Termination Value of the Designated Vehicle or Designated Vehicles which it replaces or (2) has a Net Book Value when aggregated with the Net Book Value of one or more other Replacement Vehicles tendered in exchanged for a Designated Vehicle equal to or greater than the Termination Value for such Designated Vehicle and (c) has been designated on the Servicer's computer system as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

                  "REPUBLIC" means Republic Industries, Inc., a Delaware corporation, and any successor thereto.

                  "REPUBLIC HISTORICAL DEPRECIATION RATE" means, as of any date of determination, the weighted average Depreciation Charge accruing with respect to Non-Program Vehicles during the six calendar months preceding such date.

                  "REPURCHASE PERIOD" means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.

                  "REPURCHASE PRICE" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and
(ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to any of the Lessees or Issuer as the seller of such Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

                  "REPURCHASE PROGRAM" means a program pursuant to which a Manufacturer has agreed with a Lessee or Issuer to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

                  "REQUIRED ENHANCEMENT AMOUNT" is defined, with respect to any Series of Notes, in the related Series Supplement.

                  "REQUIRED NOTEHOLDERS" means, with respect to each Series of Notes, Noteholders holding in excess of 50% of the aggregate Invested Amount of such Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by (i) Issuer or any Affiliate of Issuer (other than an Affiliate Issuer) or (ii) any Lessee or any Affiliate of any Lessee (other than an Affiliate Issuer)).

                  "RESTRICTED GLOBAL NOTE" is defined in SECTION 2.5(A) of the Base Indenture.

                  "REVISED ARTICLE 8" means Revised Article 8 (1994 Version) (and corresponding amendment to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

                  "REVOLVING PERIOD" means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

                  "RULE 144A" is defined in SECTION 2.5(A) of the Base
Indenture.

                  "S&P" or "STANDARD & POOR'S" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc.

                  "SECURED PARTIES" is defined in SECTION 3.1 of the Base Indenture.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES INTERMEDIARY" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised Article 8.

                  "SECURITIES ENTITLEMENT" means a "securities entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

                  "SEGREGATED SERIES" is defined in SECTION 2.3(B) of the Base Indenture.

                  "SERIES CLOSING DATE" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the related Series Supplement.

                  "SERIES MONTHLY SERVICING FEE" means, on each Payment Date with respect to any Series of Notes, an amount equal to the product of (a) one-twelfth of the Servicing Fee Percentage with respect to such Series of Notes and (b) the Invested Amount of such Series of Notes on the immediately preceding Payment Date (after giving effect to any payments of principal on such date).

                  "SERIES OF NOTES" or "SERIES" means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement.

                  "SERIES-SPECIFIC COLLATERAL" is defined in SECTION 2.3(B) of the Base Indenture.

                  "SERIES SUPPLEMENT" means a supplement to the Base Indenture complying with the terms of SECTION 2.3 of the Base Indenture.

                  "SERIES TERMINATION DATE" means, with respect to any Series of Notes, the date stated in the related Series Supplement as the termination date.

                  "REQUIRED OVERCOLLATERALIZATION AMOUNT" means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

                  "REQUIREMENTS OF LAW" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

                  "REQUISITE INVESTORS" means Noteholders holding in excess of 50% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by (i) Issuer or any Affiliate of Issuer (other than an Affiliate Issuer) or (ii) any Lessee or any Affiliate of any Lessee (other than an Affiliate Issuer)).

                  "SERVICER" means Republic, in its capacity as servicer of Vehicles under the Lease and as master servicer under the Master Collateral Agency Agreement, unless the Master Collateral Agent shall have assumed any duties and obligations of the Servicer pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Servicer" shall, to such extent, include the Master Collateral Agent.

                  "SERVICING FEE PERCENTAGE" means, with respect to any Series of Notes, the percentage specified in the related Series Supplement.

                  "SUBORDINATED NOTE" means the subordinated note made by Republic to Issuer which is payable by Republic upon Issuer's demand.

                  "SUB-SERVICER" is defined in SECTION 26.3 of the Lease.

                  "SUBSIDIARY" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUPPLEMENT" means a supplement to the Base Indenture complying with the terms of ARTICLE 12 of the Base Indenture.

                  "SUPPLEMENTAL DOCUMENTS" is defined in SECTION 2.1(C) of the Base Lease.

                  "SWAP AGREEMENT" means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by Issuer in connection with the issuance of a Series of Notes, as specified in the related Series Supplement, providing limited protection against interest rate risks.

                  "TEMPORARY GLOBAL NOTE" is defined in SECTION 2.5(B) of the Base Indenture.

                  "TERM" is defined in SECTION 3.2 of the Base Lease.

                  "TERMINATION PAYMENT" is defined in SECTION 12.3(B) of the Base Lease.

                  "TERMINATION VALUE" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, MINUS
(ii) unless otherwise deducted in the calculation of "Capitalized Cost", all Depreciation Charges for such Vehicle accrued prior to such date.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "TRUST OFFICER" means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of an familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

                  "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

                  "TURNBACK DATE" means, with respect to any Program Vehicle, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program and the Depreciation Charges cease to accrue pursuant to its Manufacturer Program.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

                  "UNCERTIFICATED SECURITY" means an "uncertificated security" within the meaning of the applicable UCC.

                  "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

                  "UNITED STATES SECURITY ENTITLEMENT" means a "Security Entitlement" as defined in 31 C.F.R.ss. 357.2, 24 C.F.R.ss. 1.2, 12 C.F.R.ss. 912.1, 12 C.F.R.ss. 1511.1, 12 C.F.R.ss. 615.5450 or 31 C.F.R.ss. 354.1.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations to the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

                  "USED VEHICLE" is defined in SECTION 2.1(E) of the Base
Lease.

                  "USED VEHICLE TRANSACTION" is defined in SECTION 2.1(E) of the Base Lease.

                  "VEHICLE" means a passenger automobile or light truck purchased, financed or refinanced by Issuer under the Lease and pledged under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Noteholders), but solely during the Vehicle Term for such Vehicle.

                  "VEHICLE ASSIGNMENT AND NOMINEE AGREEMENT" means, with respect to any Vehicles in an Initial Fleet leased by a Lessee, the vehicle assignment and nominee agreement among such Lessee, the Master Collateral Agent and the other parties thereto, pursuant to which the then existing liens in such Vehicles are assigned to the Master Collateral Agent.

                  "VEHICLE FUNDING DATE" is defined in SECTION 3.1 of the Base Lease.

                  "VEHICLE LEASE COMMENCEMENT DATE" is defined in SECTION 3.1 of the Base Lease.

                  "VEHICLE LEASE EXPIRATION DATE" with respect to each Vehicle, means the earliest of (i) the Disposition Date for such Vehicle, (ii) if such Vehicle becomes a Casualty or ceases to be an Eligible Vehicle, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including deposit into the Collection Account or the Master Collateral Account) from the Lessee thereof in accordance with the Lease, and (iii) the last day of the maximum Vehicle Lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, PARAGRAPH 5 of each of ANNEX A and ANNEX B to the Base Lease.

                  "VEHICLE ORDER" is defined in SECTION 2.1(C) of the Base
Lease.

                  "VEHICLE PERFECTION AND DOCUMENTATION REQUIREMENTS" means,
(i) with respect to a Vehicle (other than, to the extent permitted under the Lease, Vehicles in an Initial Fleet), submission within the applicable statutory period of an application for the issuance of a certificate of title for such Vehicle with the department of registry of motor vehicles of the applicable state in which such Vehicle is to be registered, which application shall reflect the following: Lessor or any Lessee, as the registered owner and the Master Collateral Agent as the first lienholder or (ii) in the case of such Vehicles in such Initial Fleet, the assignment to the Master Collateral Agent of the lienholder's lien with respect to such Vehicles in such Initial Fleet.

                  "VEHICLE PURCHASE PRICE" means, on any date of determination and for any Acquired Vehicle, an amount equal to the greater of (a) the sum of the applicable Net Book Value of the Vehicle and all unpaid Depreciation Charges accruing with respect thereto through the last day of the Related Month to the date of purchase by any of the Lessees, and (b) the Fair Market Value of such Vehicle.

                  "VEHICLE TERM" is defined in SECTION 3.1 of the Base Lease.

                  "VFR" means, for any period, an interest rate equal to the quotient (expressed as a percentage) of (i) the amount of interest accrued during such period with respect to all Series of Notes DIVIDED by (ii) the average daily aggregate Invested Amounts of all Series of Notes during such period.

                  "VIN" means vehicle identification number.

                  "WRITTEN" or "IN WRITING" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                                       PAGE
                                                                                                       ----


   Section 5.3         Determination of Monthly Interest...............................................26
   Section 5.4         Determination of Monthly Principal..............................................26
   Section 5.5         Paired Series...................................................................27

ARTICLE 6.            DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS.........................................27
   Section 6.1         Distributions in General........................................................27
   Section 6.2         Optional Repurchase of Notes....................................................28
   Section 6.3         Monthly Noteholders' Statement..................................................28
   Section 6.4         Annual Noteholders' Tax Statement...............................................28

ARTICLE 7.            REPRESENTATIONS AND WARRANTIES...................................................29
   Section 7.1         Existence and Power.............................................................29
   Section 7.2         Limited Partnership and Governmental Authorization..............................29
   Section 7.3         Binding Effect..................................................................30
   Section 7.4         [Reserved]......................................................................30
   Section 7.5         Litigation......................................................................30
   Section 7.6         No ERISA Plan...................................................................30
   Section 7.7         Tax Filings and Expenses........................................................30
   Section 7.8         Disclosure......................................................................31
   Section 7.9         Investment Company Act; Securities Act..........................................31
   Section 7.10        Regulations T, U and X..........................................................31
   Section 7.11        No Consent......................................................................31
   Section 7.12        Solvency........................................................................31
   Section 7.13        Ownership of Limited Partnership Interests; Subsidiary..........................32
   Section 7.14        Security Interests..............................................................32
   Section 7.15        Binding Effect of Lease.........................................................33
   Section 7.16        Non-Existence of Other Agreements...............................................33
   Section 7.17        Manufacturer Programs...........................................................33
   Section 7.18        Other Representations...........................................................33

ARTICLE 8.            COVENANTS........................................................................33
   Section 8.1         Payment of Notes................................................................33
   Section 8.2         Maintenance of Office or Agency.................................................34
   Section 8.3         Information.....................................................................34
   Section 8.4         Payment of Obligations..........................................................35
   Section 8.5         [Reserved]......................................................................35
   Section 8.6         Conduct of Business and Maintenance of Existence................................35
   Section 8.7         Compliance with Laws............................................................35
   Section 8.8         Inspection of Property, Books and Records.......................................36
   Section 8.9         Compliance with Related Documents...............................................36


                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                                       PAGE
                                                                                                       ----


   Section 8.10        Notice of Defaults..............................................................36
   Section 8.11        Notice of Material Proceedings..................................................36
   Section 8.12        Further Requests................................................................37
   Section 8.13        Further Assurances..............................................................37
   Section 8.14        Manufacturer Programs...........................................................38
   Section 8.15        Liens...........................................................................38
   Section 8.16        Other Indebtedness..............................................................39
   Section 8.17        Mergers.........................................................................39
   Section 8.18        Sales of Assets.................................................................39
   Section 8.19        Acquisition of Assets...........................................................39
   Section 8.20        Dividends, Officers' Compensation, etc..........................................39
   Section 8.21        Name; Principal Office..........................................................40
   Section 8.22        Organizational Documents........................................................40
   Section 8.23        Investments.....................................................................40
   Section 8.24        No Other Agreements.............................................................40
   Section 8.25        Other Business..................................................................41
   Section 8.26        Maintenance of Separate Existence...............................................41
   Section 8.27        Use of Proceeds of Notes........................................................42
   Section 8.28        Vehicles........................................................................42
   Section 8.29        Amendments to Exchange Documents................................................42
   Section 8.30        No ERISA Plan...................................................................42

ARTICLE 9.            AMORTIZATION EVENTS AND REMEDIES.................................................43
   Section 9.1         Amortization Events.............................................................43
   Section 9.2         Rights of the Trustee upon Amortization Event or Certain
                       Other Events of Default.........................................................44
   Section 9.3         Other Remedies..................................................................47
   Section 9.4         Waiver of Past Events...........................................................48
   Section 9.5         Control by Requisite Investors or Required Noteholders..........................48
   Section 9.6         Limitation on Suits.............................................................48
   Section 9.7         Unconditional Rights of Holders to Receive Payment..............................49
   Section 9.8         Collection Suit by the Trustee..................................................49
   Section 9.9         The Trustee May File Proofs of Claim............................................49
   Section 9.10        Priorities......................................................................50
   Section 9.11        Undertaking for Costs...........................................................50
   Section 9.12        Rights and Remedies Cumulative..................................................50
   Section 9.13        Delay or Omission Not Waiver....................................................51
   Section 9.14        Reassignment of Surplus.........................................................51


                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                                       PAGE
                                                                                                       ----


ARTICLE 10.           THE TRUSTEE......................................................................51
   Section 10.1        Duties of the Trustee...........................................................51
   Section 10.2        Rights of the Trustee...........................................................53
   Section 10.3        Individual Rights of the Trustee................................................54
   Section 10.4        Notice of Amortization Events and Potential Amortization Events.................54
   Section 10.5        Compensation....................................................................55
   Section 10.6        Replacement of the Trustee......................................................55
   Section 10.7        Successor Trustee by Mergers; etc...............................................56
   Section 10.8        Eligibility Disqualification....................................................56
   Section 10.9        Appointment of Co-Trustee or Separate Trustee...................................57
   Section 10.10       Representations and Warranties of Trustee.......................................58
   Section 10.11       Issuer Indemnification of the Trustee...........................................59
   Section 10.12       Trustee's Application for Instructions from Issuer..............................59

ARTICLE 11.           DISCHARGE OF INDENTURE...........................................................60
   Section 11.1        Termination of Issuer's Obligations.............................................60
   Section 11.2        Application of Trust Money......................................................61
   Section 11.3        Repayment to Issuer.............................................................61

ARTICLE 12.           AMENDMENTS.......................................................................62
   Section 12.1        Without Consent of the Noteholders..............................................62
   Section 12.2        With Consent of the Noteholders.................................................63
   Section 12.3        Supplements.....................................................................64
   Section 12.4        Revocation and Effect of Consents...............................................64
   Section 12.5        Notation on or Exchange of Notes................................................64
   Section 12.6        The Trustee to Sign Amendments, etc.............................................65

ARTICLE 13.           MISCELLANEOUS....................................................................65
   Section 13.1        Notices.........................................................................65
   Section 13.2        Communication by Noteholders With Other Noteholders.............................67
   Section 13.3        Certificate and Opinion as to Conditions Precedent..............................67
   Section 13.4        Statements Required in Certificate..............................................67
   Section 13.5        Rules by the Trustee............................................................67
   Section 13.6        No Recourse Against Others......................................................67
   Section 13.7        Duplicate Originals.............................................................67
   Section 13.8        Benefits of Indenture...........................................................68
   Section 13.9        Payment on Business Day.........................................................68
   Section 13.10       Governing Law...................................................................68
   Section 13.11       Successors......................................................................68



                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                                       PAGE
                                                                                                       ----



   Section 13.12       Severability....................................................................68
   Section 13.13       Counterpart Originals...........................................................68
   Section 13.14       Table of Contents, Headings, etc................................................68
   Section 13.15       Termination; Collateral.........................................................69
   Section 13.16       No Bankruptcy Petition Against Issuer or the General Partner....................69
   Section 13.17       No Recourse.....................................................................70



                                                                  EXECUTION COPY




                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENT"), dated as of June 30, 2000, between Alamo Financing L.P., a special purpose Delaware limited partnership (the "ISSUER"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

                                 R E C I T A L S

                  WHEREAS, the Issuer and the Trustee are parties to that certain Base Indenture, dated as of February 26, 1999 (as amended hereby, the "BASE INDENTURE");

                  WHEREAS, SECTION 12.2 of the Base Indenture permits the Issuer and the Trustee with the consent of the Rating Agencies, any applicable Enhancement Provider and the Requisite Investors (such term and other capitalized terms used but not defined herein shall have the meanings specified in SCHEDULE 1 to the Base Indenture), to enter into one or more indentures supplemental to the Base Indenture;

                  WHEREAS, the Issuer is a party to that certain Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (the "BASE LEASE" and, as supplemented by the Lease Annexes, the "LEASE" or the "GROUP I LEASE"), dated as of June 30, 2000, by and among the Issuer, Alamo Rent-A-Car, LLC ("ALAMO") and ANC Rental Corporation ("ANC");

                  WHEREAS, ANC is replacing AutoNation, Inc. (f/k/a Republic Industries, Inc.) ("AUTONATION") as a party to that certain Fourth Amended and Restated Master Collateral Agency Agreement (the "MASTER COLLATERAL AGENCY AGREEMENT"), dated as of June 30, 2000, by and among the Issuer, CarTemps Financing L.P., National Car Rental Financing Limited Partnership, Spirit Rent-A-Car, Inc. d/b/a CarTemps, National Car Rental System, Inc., Alamo, Citibank, N.A., ANC, the various Financing Sources party thereto and the various Beneficiaries party thereto;

                  WHEREAS, AutoNation and ANC are party to that certain Separation and Distribution Agreement, dated as of June 30, 2000 (the "SEPARATION AND DISTRIBUTION AGREEMENT"), pursuant to which AutoNation is separating its automotive rental business so that all of the assets and liabilities of its automotive rental business will be owned and assumed by ANC;

                  WHEREAS, effective as of December 31, 1999, pursuant to that certain Agreement and Plan of Merger, dated as of December 20, 1999, between

Alamo Rent-A-Car, Inc. and Alamo Rent-A-Car, LLC, Alamo Rent-A-Car, Inc. merged with and into Alamo Rent-A-Car, LLC;

                  WHEREAS, the parties hereto desire to amend the Base Indenture to provide for the replacement of AutoNation with ANC as Servicer and Guarantor under the Base Lease and as Master Servicer under the Master Collateral Agency Agreement and to reflect the merger of Alamo Rent-A-Car Inc. into Alamo Rent-A-Car, LLC;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

                              A G R E E M E N T S

         SECTION 1. DEFINED TERMS. Capitalized terms used and not otherwise defined herein (including the preamble and recitals hereto) shall have the meanings specified in the Definitions List on Schedule 1 to the Base Indenture, as amended hereby.

         SECTION 2.  AMENDED AND DELETED DEFINITIONS AND REFERENCES.

                  (a) The definition of "Alamo" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""ALAMO" means Alamo Rent-A-Car, LLC, a Delaware limited liability company, and any successor thereto.".

                  (b) The definition "Base Lease" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""BASE LEASE" means the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of June 30, 2000, among the Lessor, Alamo and the Additional Lessees, if any, as the lessees thereunder, and ANC, as guarantor and servicer, as the same may be further amended, restated, modified or supplemented from time to time in accordance with its terms, exclusive of Lease Annexes.".

                  (c) The definition "CARTEMPS LEASE" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""CARTEMPS LEASE" means the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of June 30, 2000 executed in connection with the CarTemps Leasing Variable Funding Rental Car Asset Backed Notes, Series 1999-1, among CarTemps Leasing, as lessor, CarTemps, as lessee, and ANC, as guarantor and servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.".

                  (d) The definition of "Ineligible Asset Amount" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""INELIGIBLE ASSET AMOUNT" means, as of any date of determination, an amount equal to the sum (without duplication) of (a) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by any Lessee or the Lessor under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Lease from a Manufacturer with respect to which a Manufacturer Event of Default specified in CLAUSE (I) and (II) of the definition of "Manufacturer Event of Default" has occurred, plus (b) the aggregate of all Eligible Receivables financed under the Lease or the Indenture owed by a Manufacturer under and in accordance with a Manufacturer Program with respect to which a Manufacturer Event of Default specified in CLAUSE (I) or (II) of the definition of "Manufacturer Event of Default" has occurred, plus (c) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by any Lessee or the Lessor from a Manufacturer under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Lease which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus
(d) the aggregate of all Eligible Receivables financed under the Lease or the Indenture as of such date owed by a Manufacturer under and in accordance with a Manufacturer Program which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (e) the aggregate of all amounts specified in clause (iii) of the definition of "Aggregate Asset Amount" which are unpaid more than 30 days past the applicable disposition date, plus (f) the aggregate of all amounts specified in clauses (iv) and (v) of the definition of "Aggregate Asset Amount" which are past due as of such date and in respect of which any grace period provided for in the applicable Lease for the making of such payments has expired.".

                  (e) The definition "Intercreditor Agreement" contained in the Definitions List on Schedule I to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor and Subordination Agreement, dated as of June 30, 2000, by and among Alamo, National, Car Temps, certain subordinated creditors listed on Schedule A thereto from time to time and certain senior creditors listed on Schedule B thereto from time to time, as the same may be amended, modified or supplemented from time to time in accordance with its terms."

                  (f) The definition of "Master Collateral Agency Agreement" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""MASTER COLLATERAL AGENCY AGREEMENT" means the Fourth Amended and Restated Master Collateral Agency Agreement, dated as of June 30, 2000, among NFLP, Alamo Leasing, CarTemps Leasing, National, Alamo and CarTemps, as grantors, ANC, as master servicer, the various Financing Sources from time to time parties thereto, the various Financing Sources from time to time parties thereto, the various Beneficiaries from time to time parties thereto, and the Master Collateral Agent, as further amended, restated, modified or supplemented from time to time.".

(g) The definition of "National Lease" contained in the Definitions List on
Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""NATIONAL LEASE" means the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of June 30, 2000, executed in connection with the NFLP Variable Funding Rental Car Asset Backed Notes, Series 1999-1, among NFLP, as lessor, National, as lessee, and ANC, as servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.".

                  (h) The definition "REPUBLIC" is hereby deleted in its entirety.

                  (i) The definition of "Republic Historical Depreciation Rate" contained in the Definitions List on Schedule 1 to the Base Indenture is hereby amended and restated in its entirety to read as follows:

                  ""ANC HISTORICAL DEPRECIATION RATE": means, as of any date of determination, the weighted average Depreciation Charge accruing with respect to Non-Program Vehicles during the six calendar months preceding such date.".

                  (j) The definition "ANC" is hereby added immediately following the definition of "AMORTIZATION PERIOD" to read as follows:

                  ""ANC" means ANC Rental Corporation, a Delaware corporation and any successor thereto.".

                  SECTION 3. GENERAL AMENDMENTS.

                  All references to "Republic" in the Base Indenture are hereby deleted in their entirety and replaced with "ANC".

                  SECTION 4. REFERENCE TO AND EFFECT ON THE BASE INDENTURE;
                             RATIFICATION.

                  (a) Except as specifically amended above, the Base Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  (b) The execution, delivery and effectiveness of this Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Base Indenture, or constitute a waiver of any provision of any other agreement.

                  (c) Upon the effectiveness hereof, each reference in the Base Indenture to "this Base Indenture", "hereunder", "hereof" or words of like import referring to the Base Indenture, and each reference in any other agreement to "the Base Indenture", "thereunder", or "thereof" or words of like import referring to the Base Indenture, shall mean and be a reference to the Base Indenture as amended hereby.

                  SECTION 5. EXECUTION IN COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            ALAMO FINANCING L.P.,
                                            as Issuer

                                            By:  ALAMO FINANCING L.L.C.


                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:


                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title: